UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INNOPHOS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (03-04)

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Notice of Annual Meeting

and

Proxy Statement

2009

INNOPHOS HOLDINGS, INC.

INNOPHOS HOLDINGS, INC.

259 Prospect Plains Road  •  Building N  •  Cranbury, NJ 08512

April 28, 2009

Dear Fellow Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Innophos Holdings, Inc., our third as a publicly traded company. The meeting is scheduled to be held at 10:00 AM EDT on June 2, 2009, at the Courtyard Marriott, located at 420 Forsgate Drive, Cranbury, New Jersey 08512.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders.

Please note we are requiring identification as a stockholder to attend the Annual Meeting. For more information on this matter, kindly refer to the Notice of Meeting.

If you own shares of record, you will find enclosed a proxy card or cards and an envelope in which to return the card(s). Whether or not you plan to attend this meeting, please sign, date and return your enclosed proxy card(s), or vote over the phone or internet, as soon as possible so that your shares can be represented and voted at the Annual Meeting according to your instructions. You can revoke your proxy any time before the meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy under the “Frequently Asked Questions” section in the Proxy Statement.

I look forward to seeing you at the meeting.

Sincerely,

Randolph Gress

Chairman, President & Chief Executive Officer

Your Vote Is Important. Whether You Own One Share Or Many, Your Prompt Cooperation In Voting Your Proxy Is Greatly Appreciated.

INNOPHOS HOLDINGS, INC.

259 Prospect Plains Road  •  Building N  •  Cranbury, NJ 08512

NOTICE OF ANNUAL MEETING

OF

STOCKHOLDERS

Please take notice that the 2009 Annual Meeting of Stockholders of Innophos Holdings, Inc., a Delaware corporation, will take place as follows:

Date:	Tuesday, June 2, 2009

Time:	10:00 AM EDT

Place:	Courtyard Marriott Hotel, 420 Forsgate Drive, Cranbury, New Jersey 08512.

Purposes:	1. Election of seven (7) members of the Board of Directors for terms extending until the next Annual Meeting;

2. Ratification of selection of an independent registered public accounting firm; and

3. Approval of the Innophos Holdings, Inc. 2009 Long Term Incentive Plan.

Who Can Vote:	Stockholders of record at the close of business on April 17, 2009.

How to Vote:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. Or, you can vote over the telephone or the internet as described on the enclosed proxy card.

Who May Attend:	Only persons with evidence of stock ownership, or who are invited guests of the Company, may attend and be admitted to the Annual Meeting. We may require photographic identification (e.g. driver’s license with photograph or passport) for verification of your identity.

•       If your shares are registered in your name, you must bring a copy of your proxy card (a reproduced proxy card is acceptable so long as it has identification on it) or, if you would like to pre-register for the meeting, please contact the Company’s Investor Relations Department at (609) 366-1299 and request an admission pass.

•       If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission pass or proof that you own shares, you will not be admitted to the meeting.

Dated: April 28, 2009	By Order of the Board of Directors,

William N. Farran
Corporate Secretary

2009 ANNUAL MEETING OF STOCKHOLDERS

OF

INNOPHOS HOLDINGS, INC.

PROXY STATEMENT

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

OF

INNOPHOS HOLDINGS, INC.

Introduction

This Proxy Statement, the accompanying Proxy Card and Annual Report to Stockholders of Innophos Holdings, Inc., a Delaware corporation (the “Company” or “Innophos”), are being mailed on or about April 28, 2009 to the Company’s stockholders of record on April 17, 2009. The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote your shares of Common Stock at the Company’s 2009 Annual Meeting of Stockholders (the “Meeting”) scheduled to be held on June 2, 2009.

The Board solicits your proxy to give all stockholders the opportunity to vote on matters that will be presented at the Meeting, regardless of whether they can be present in person. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

Frequently Asked Questions

Who is the Proxy Committee?

The Proxy Committee consists of three executive officers of the Company (Messrs. William N. Farran, Mark Feuerbach and Richard Heyse) appointed by the Board and named on the Proxy Card to vote shares at the Meeting as instructed by stockholders.

What is a proxy?

A proxy is your legal designation of another person as your agent (the person is sometimes referred to as a “proxy”) to vote on your behalf. By completing and returning the enclosed Proxy Card, you are giving the Proxy Committee the authority to vote your shares in the manner you indicate on your card.

Why did I receive more than one Proxy Card?

You will receive multiple Proxy Cards if you hold your shares in different ways (for example, in joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (that is, in “street name”), you will receive together with your Company materials your voting information, such as a request for instructions, from your broker, and you will return your voting instructions as directed by your broker. You should vote on and sign each Proxy Card you receive that represents a separate holding of shares. It is not necessary to send more than one Proxy Card or instructions for the same shares, no matter how they are held.

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Meeting if you own shares of Common Stock of the Company at the close of business on our record date of April 17, 2009.

How many shares of Common Stock may vote at the Meeting?

As of April 17, 2009, there were 21,242,355 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented. The Company’s one class of Common Stock is the only security allowed to vote at the Meeting.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Wells Fargo Shareowner Services, our transfer agent for the Common Stock, you are a “stockholder of record.”

If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, they are the stockholder of record and you are a “street name” holder.

How do I vote my shares?

If you are a “stockholder of record”, you have several choices. You can vote your proxy:

•	by mailing in the enclosed Proxy Card;

•	over the telephone; or

•	via the internet.

Please refer to the specific instructions set forth on the enclosed Proxy Card. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder.

If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Meeting?

If you are a “stockholder of record”, you may vote your shares in person at the Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 –	FOR the election of the seven (7) nominees to serve as directors.

Proposal 2 –	FOR the approval of the selection of the independent registered public accounting firm.

Proposal 3 –	FOR the approval of the Innophos Holdings, Inc. 2009 Long Term Incentive Plan.

What are my choices when voting?

Proposal 1 –	You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

Proposal 2 –	You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

Proposal 3 –	You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

How will my shares be voted if I do not specify how they should be voted?

If you properly sign and return your Proxy Card without indicating how you want your shares to be voted, the Proxy Committee will cause your shares to be voted as follows:

Proposal 1 –	FOR the election of the seven (7) nominees to serve as directors.

Proposal 2 –	FOR the approval of the selection of the independent registered public accounting firm.

Proposal 3 –	FOR the approval of the Innophos Holdings, Inc. 2009 Long Term Incentive Plan.

How are votes withheld, abstentions and broker non-votes treated?

The shares with votes withheld and abstentions are deemed as “present” at the Meeting, are counted for quorum purposes, and those votes generally have the same effect as a vote against the matter where it requires a predetermined affirmative vote to pass. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.

Can I change my vote after I have mailed in my Proxy Card?

Yes, you may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to the Secretary of the Company at the address shown on this Proxy Statement that is received prior to the Meeting, stating that you revoke your proxy;

•	by signing a later-dated Proxy Card and submitting it so that it is received prior to the Meeting in accordance with the instructions included in the Proxy Card(s); or

•	by attending the Meeting and voting your shares in person (this automatically revokes your Proxy Card).

What vote is required to approve each proposal?

Proposal 1	requires a plurality of the votes cast to elect a director. A plurality means that a nominee must receive more votes than the next closest contestant in a contest for the seat in question.

Proposal 2	requires a majority of the votes cast at the Meeting to be adopted.

Proposal 3	requires a majority of the votes cast at the Meeting to be adopted.

What constitutes a quorum?

Under our by-laws, a quorum is a majority of the voting power of the outstanding shares of stock entitled to vote. The presence of a quorum is necessary to transact business at the Meeting.

Who will count the votes?

The votes will be counted by Inspectors of Election, persons required by Delaware law to oversee voting at a stockholders’ meeting. The Inspectors will be present at the Meeting and will report the voting results. We expect that a representative from Wells Fargo Shareowner Services, our transfer agent, will serve as one of the Inspectors of Election.

Will my vote be confidential?

All voting records which identify stockholders are kept permanently confidential, except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The Inspectors of Election, who are not Company employees, will be required to execute confidentiality agreements.

Who pays the cost of this proxy solicitation?

The Company pays all costs of soliciting proxies. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of the Company’s Common Stock. In addition, the Company has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s Common Stock. For these services, the Company has agreed to pay MacKenzie Partners, Inc. $3,000, plus expenses.

Is mailing this Proxy Statement the only way that proxies are being solicited?

No. As stated above, the Company has retained MacKenzie Partners, Inc., a professional soliciting firm, to aid in the solicitation of proxy materials. In addition to mailing these proxy materials and the services of our proxy soliciting firm, directors, officers or employees of the Company may solicit proxies by telephone, facsimile, e-mail or personal contact. Those persons will not be specifically compensated for doing so.

How will voting be conducted on other matters raised at the meeting?

If any matters are presented at the meeting other than the proposals on the Proxy Card, the Proxy Committee will vote on them using their best judgment. Your signed Proxy Card or instructions give them the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our Corporate Secretary no later than April 3, 2009, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the Proxy Card.

When must stockholder proposals be submitted for the 2010 Annual Meeting?

Stockholder proposals submitted for inclusion in our 2010 proxy statement must be received in writing by our Corporate Secretary no later than 5:00 p.m. Eastern Time on December 24, 2009. Stockholder proposals that are not intended to be included in the proxy statement must be received not less than 60 nor more than 90 days in advance of our 2010 Annual Meeting, unless we announce the meeting date less than 70 days before the meeting. In that case, proposals must be received not later than 10 days after we announce the meeting date. In each case, proposals must be accompanied by information required by our by-laws.

What is the deadline to nominate an individual for election as a director at the 2010 annual meeting?

Our by-laws describe the procedures that must be used in order for someone nominated by a stockholder of record to be eligible for election as a director. To nominate an individual for election as a director at the 2010 Annual Meeting, notice of intention to nominate must be received by the Corporate Secretary no sooner than March 4, 2010 and no later than April 4, 2010. If the meeting date is changed by more than 30 days from the anniversary date of this year’s meeting, the notice may be given not later than 10 days after the earlier of the announcement of the meeting or the date on which notice of the meeting is mailed. The notice must contain specified information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice.

If you have any further questions about voting your shares or attending the Meeting please call MacKenzie Partners, Inc. at 1-800-322-2885 or our Investor Relations Department at 1-609-366-1299.

The Board of Directors and its Committees

Under our by-laws and the laws of Delaware, our state of incorporation, the business and affairs of the Company are managed under the direction of the Board. It is the duty of the Board to serve as a prudent fiduciary for stockholders and to oversee the management of the Company’s business.

Board Composition and Meetings

Prior to the completion of our initial public offering in November 2006, the Board consisted of four directors (including Messrs. Randolph Gress and Stephen Zide who continue to serve). The Board was expanded in October 2006 with the election of Ms. Linda Myrick and in January 2007 with the election of Mr. Gary Cappeline. Following the election of Ms. Karen Osar in October 2007 and resignation of two other members, the Board comprised five directors. In April 2008, the Board increased the number of Directors to six, which was followed by the election of Mr. Amado Cavazos at the 2008 Annual Meeting. In February 2009, the Board again increased the number of Directors to seven with the election of Mr. John Steitz. Directors spend considerable time in their service to the Company, including preparing for and attending Board and committee meetings, and they seek to attend as many meetings as possible. In 2008, the Board and its committees held a total of 36 meetings (11 Board and 25 committee) and took action by written consent in lieu of meetings a total of four times. The directors’ attendance at meetings of the Board and committees averaged approximately 96 percent in 2008.

The Company was incorporated and began business in 2004. Prior to becoming a publicly traded company, it was not the Company’s custom to hold stockholder meetings because there were a very small number of stockholders (one of whom had majority voting power) and any needed stockholder action could be taken validly by written consent. Following the adoption of revised by-laws in connection with our initial public offering, however, stockholder action can only be taken at annual or special meetings. Since our shares are now listed and traded on the NASDAQ Stock Market, we also hold stockholder meetings in compliance with the rules of our exchange. 2009 will mark our third annual meeting. Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties. This includes not only attending Board and committee meetings, but stockholders’ meetings as well. All current directors attended the 2008 annual meeting of stockholders.

Director Independence

In accordance with NASDAQ Stock Market Rules, the Board determines whether directors and nominees for election as directors are independent in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ Stock Market Rules. According to those rules, “independent director” means “a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” The rules provide that the following persons cannot be considered independent directors:

(A)	a director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

(B)	a director who accepted (or who has a Family Member who accepted) any compensation from the Company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than an executive officer) of the Company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation,

(C)	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

(D)	a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs.

(E)	a director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

(F)	a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

“Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

In order to be listed and remain on the NASDAQ Stock Market, the Company is required to have a majority of independent directors comprising the Board and to have regularly scheduled meetings at which only independent directors are present.

To comply with the rules, a listed company must also have an audit committee of at least three members, each of whom must: (i) be independent as defined under the rule noted above; (ii) meet the criteria for independence set forth in the applicable SEC rules (subject to applicable exemptions); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. Additionally, at least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a senior officer with financial oversight responsibilities.

NASDAQ Stock Market rules also require that: (i) the compensation of the chief executive officer and other executive officers be determined or recommended to the Board for determination by a majority of the independent directors or a compensation committee comprising solely independent directors; and (ii) director nominees must either be selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominations committee comprising solely independent directors. From November 2006 through 2008, the Company complied on a timely basis with all SEC and NASDAQ Stock Market rules relating to the composition of the Board and committees as those rules became applicable. At the present time, the Company remains in compliance with the applicable NASDAQ and SEC rules covering director independence in its case. The Board intends to maintain that compliance through all necessary additions and adjustments to Board and committee membership from time to time in the future.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

The Board is dedicated to the governance principle that independent directors must play a determinative role in the structure and function of the Board and its committees. To follow sound practice in that direction and provide leadership and coordination among the independent directors, in November 2007, the Board amended the Company’s by-laws to create the office of “Lead Independent Director,” or LID. Under the revised by-laws, whenever the Board elects a chairman who is not an independent director under the regulatory standards then applicable to the Company, it must also elect from among the independent directors a LID who is to preside at all meetings of the stockholders and the board in the absence of the chairman, to act as chair for meetings of the independent directors, and to have the duties prescribed by the By-laws and the Board. Acting under the revised by-laws, the Board initially specified the following major roles for the LID:

•

coordinating and developing the agenda for, and scheduling and moderating, executive sessions of the independent directors and performing any of the functions required or appropriate for such office under rules established for issuers with securities listed on a national securities exchange;

•

coordinating with the chairman of the Board on appropriate scheduling of meetings of the Board and acting as principal liaison between the independent directors and the chairman of the board and/or chief executive officer on sensitive matters;

•

advising the chairman of the Board as to agenda items suggested by any independent director and placing items on the agenda determined by the LID to be appropriate from the perspective of the independent directors;

•

directing that specific materials be included in transmissions to the Board and working with committees of the Board to assess the quality, quantity, and timeliness of the flow of information from management to the Board;

•	coordinating with the appropriate committee(s) of the Board to oversee compliance with the Company’s ethical and similar codes by recommending appropriate revisions thereto;

•	assisting the chairman of the Board in the retention of consultants to report directly to the Board (excluding consultants to committees empowered to retain their own consultants directly); and

•	retaining such counsel or consultants as the LID deems necessary to perform his or her responsibilities.

In connection with the creation of the office, the Board elected Gary Cappeline, an independent director, to serve as the first LID. Mr. Cappeline was elected for a term extending until the 2009 annual organizational meeting of the Board held following the Meeting.

Board Committees

The Board currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating & Corporate Governance Committee, each of which has the membership shown in the table below.

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Karen Osar* (3)	Gary Cappeline* (1)	Linda J. Myrick* (2)
Gary Cappeline (1)	Linda J. Myrick (2)	Amado Cavazos (4)
Amado Cavazos (4)	Karen Osar (3)	Karen Osar (3)
John Steitz (5)

*	Chair
(1)	Mr. Cappeline, an independent director, was first elected to the Board in January 2007 and, since November 2007, has served as the LID. Since October 2007, Mr. Cappeline has served as Chair of the Compensation Committee and, prior to April 2008, also served as Chair of the Audit Committee.
(2)	Ms. Myrick, an independent director, was first elected to the Board in October 2006. Since March 2007, Ms. Myrick has served as Chair of the Nominating & Corporate Governance Committee.
(3)	Ms. Osar, an independent director, was first elected to the Board in October 2007. Since April 1, 2008, Ms. Osar has served as Chair of the Audit Committee.
(4)	Mr. Cavazos, an independent director, was first elected to the Board in June 2008. Until March 2009, he also served on the Compensation Committee.
(5)	Mr. Steitz, an independent director, was first elected to the Board in February 2009. He has served on the Compensation Committee since March 2009.

Each committee was reconstituted in connection with the Company’s initial public offering in November 2006, as a consequence of which the Board adopted and put into effect the committee charters discussed under each section devoted to the particular committee. In March 2009, the Board amended and restated the charter of the Compensation Committee, which is the version described in this proxy statement.

Under our by-laws and Delaware law, the Board has the power to form additional standing or special committees as it sees fit. Committee members are appointed by the Board and hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. All vacancies on committees are filled by the Board. The Board designates a member of each of the standing committees as Chair, and each committee keeps a separate book of minutes of its proceedings and actions.

Audit Committee

The Audit Committee (in this section, the “Committee”) has a written charter adopted by the Board, which is available on the Company’s website (www.innophos.com) under “Investor Relations,” then “Corporate Governance,” and then “Documents and Charters.” The charter describes the Committee’s purpose as providing assistance to the Board in fulfilling its oversight responsibility relating to:

•	the integrity of the Company’s financial statements and its financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of the Company’s internal audit function, if any, and independent auditor;

•	the independent auditor’s qualifications and independence; and

•	the Company’s compliance with legal and regulatory requirements.

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles.

The charter describes the Committee’s principal duties and responsibilities as including:

•

responsibility for the appointment, retention and termination (subject, if applicable, to stockholder ratification), compensation, and oversight of the work of the independent auditor, including resolving disagreements between management and the independent auditor over financial reporting and receiving the report of the independent auditor;

•

pre-approving all audit and non-audit services provided by the independent auditor or adopting pre-approval policies and procedures detailed as to particular services and delegating pre-approval authority to a member of the Committee;

•

determining and recommending to the Board appropriate funding for payment of: (i) compensation to the independent auditor; (ii) compensation to advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee;

•

obtaining and reviewing at least annually a report by the independent auditor describing: (i) the firm’s internal quality control procedures; (ii) material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) relationships between the independent auditor and the Company (to assess the auditor’s independence);

•

reviewing management’s appointment, termination or replacement of the head of the internal audit function and periodically reviewing the operation of that function and the independence and authority of the internal auditors;

•

discussing with the internal auditors and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and compensation and discussing with management, the internal auditors and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs;

•

periodically meeting separately with management, the internal auditors and the independent auditor to discuss issues warranting Committee attention, including significant risks to the Company and the steps management has taken to minimize such risks, and reviewing with the independent auditor any audit problems or difficulties and management’s response;

•

receiving regular reports from the independent auditor on the critical accounting policies and practices of the Company, and alternative treatments of financial information within U.S. generally accepted accounting principles that have been discussed with management;

•	reviewing management’s assertion on its assessment of the effectiveness of internal controls over financial reporting as of the end of the most recent fiscal year;

•	reviewing and investigating matters relating to the integrity of management, potential conflicts of interest and adherence to the Company’s policies;

•	reviewing disclosures made by the Chief Executive Officer and Chief Financial Officer in connection with the certification of the Company’s annual, semi-annual and quarterly reports;

•	reviewing and approving, as appropriate, related-party transactions for potential conflicts of interest;

•	reviewing policies with respect to risk assessment and risk management, including the risk of fraud;

•

discussing the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditor prior to the filing of the Company’s reports and discussing the results of the audits and reviews communicated to the Committee by the independent auditor under generally accepted auditing standards;

•

regularly reporting to the Board, including the results of the annual audit, and reviewing with the full Board issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and the performance of the internal audit function and the independence of the internal auditor;

•

establishing procedures for the receipt, retention, review and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	reviewing reports with respect to evidence of material violations of securities laws or breaches of fiduciary duty;

•	preparing its report to be included in the Company’s annual proxy statement and any other filings, as required by SEC regulations; and

•	evaluating its performance at least annually to determine whether it is functioning effectively.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, personnel of the Company and the independent auditor and, in its sole discretion and at the Company’s expense, the Committee has the authority to retain and terminate independent counsel and other advisers as it determines necessary to carry out its duties.

The Board is currently reviewing issues associated with enterprise risk management to better coordinate functions in that area performed by the Committee, which have focused on processes and procedures, with those involving substantive areas of risk management to be performed by the Nominating & Corporate Governance Committee. Should the Board take final action in this area, it will be reflected in modifications to the charters of the respective committees.

Of the Committee members, the Board has determined that both Ms. Osar, chair of the Committee, and Mr. Cappeline meet the SEC’s definition of “audit committee financial expert.” Mr. Cavazos, Ms. Osar and Mr. Cappeline are also “independent” as that term is defined by the NASDAQ Stock Market rules applicable to the Company.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee (in this section, the “Committee”) serves as the Company’s nominating committee. It has a written charter adopted by the Board, which is available on the Company’s website (www.innophos.com) under “Investor Relations,” then “Corporate Governance,” and then “Documents and Charters.” The Committee is to consist of at least two members, and its charter gives it the following purposes and responsibilities:

•

developing and recommending qualification standards and other criteria for selecting new directors, identifying individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board, and recommending to the Board such individuals as nominees to the Board for its approval;

•	overseeing evaluations of the Board, individual Board members and the Board committees; and

•	overseeing the Company’s compliance with ethics policies and considering matters of corporate governance.

The charter gives the Committee the following duties and responsibilities to fulfill its purposes:

•

screening and recommending to the Board nominees for election as directors of the Company, including nominees recommended by stockholders of the Company, and considering the performance of incumbent directors in determining whether to recommend them to stand for reelection at the annual meeting of stockholders;

•	developing and recommending qualification standards and other criteria for selecting director nominees;

•

establishing procedures for, and administering annual performance evaluations of the Board, its committees and individual Board members, including an annual performance review of this Committee by its members;

•

reviewing periodically the Company’s Code of Ethics, Code of Ethics for Senior Financial Officers, confidential information and insider trading policies, and any similar Company codes and policies, and, based on such periodic review, recommending changes to the Board as deemed appropriate;

•	reviewing periodically the makeup of the Board and its committees and recommending, as appropriate, changes in the number, function or membership;

•	adopting policies designed to encourage the highest levels of corporate conduct by the Board, the Company and its officers, employees and agents; and

•	considering questions of possible conflicts of interest involving Board members, senior officers and key employees.

In March 2009, the Board assigned to the Committee the additional purpose of screening and recommending to the Board, as and when required in the future, individuals qualified to serve as Chief Executive Officer and the additional duties of reviewing succession plans and screening and recommending executive officer candidates, which had been among responsibilities previously carried out by the Compensation Committee.

The Board is currently reviewing issues associated with enterprise risk management to better coordinate functions in that area to be performed by the Committee, which are intended to focus on substantive areas of risk, with the process and procedural concentration on that topic carried out by the Audit Committee. As noted above, final action by the Board on these purposes and duties would be reflected in modifications to the charters of the respective committees.

The Committee’s charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable law.

The Committee believes that the qualification criteria for selection of directors should focus on individuals of substantial accomplishment with demonstrated leadership capabilities and that they should represent all stockholders and not any special interest group or constituency. The Board conducts an annual self-evaluation of its membership with respect to the criteria.

Several third party search firms have been retained to assist the Committee from time to time to identify and evaluate candidates for Board membership.

The Committee will also evaluate candidates for the Board recommended by stockholders using the same criteria described above. Stockholders wishing to recommend a candidate may submit a recommendation to the Secretary of the Corporation. That submission should include (i) the candidate’s name, address, occupation and share ownership; (ii) other biographical information that will enable the Committee to evaluate the candidate in light of the criteria; and (iii) information concerning any relationship between the candidate and the stockholder making the recommendation.

Upon receipt of a stockholder-proposed director candidate, the Secretary will assess the Board’s needs, including whether or not there is a current or pending vacancy or a possible need to be filled by adding or replacing a director. The candidate’s information is provided to the Chair of the Committee, the LID and the director acting as Chairman of the Board for discussion. Subsequently, the qualification criteria and the candidate’s materials are forwarded to all Committee members for consideration at the next Committee meeting.

Regardless of how a candidate is brought to the Committee’s attention, qualified candidates will be expected to conduct one or more personal interviews with appropriate members of the Board. Chosen candidates will be extended invitations to join the Board. If a candidate accepts, he or she is formally nominated for election by the Board or the stockholders depending on the timing and circumstances.

Compensation Committee

The Compensation Committee (in this section, the “Committee”) has a written charter adopted by the Board, which is available on the Company’s website (www.innophos.com) under “Investor Relations,” then “Corporate Governance,” and then “Documents and Charters.” The charter describes the Committee’s primary purpose and responsibilities as:

•	developing and recommending to the Board for its approval the goals and objectives relevant to the Chief Executive Officer’s compensation;

•	advising and recommending to the Board the Chief Executive Officer’s performance and advising and recommending to the Board for its approval the Chief Executive Officer’s compensation level;

•	establishing total compensation for the Board and senior executives other than the Chief Executive Officer, including oversight of executive benefit plans;

•	implementing the Company’s general cash-based and equity-based incentive plans; and

•	producing the Compensation Committee Report on Executive Compensation and reviewing the Company’s compensation discussion and analysis disclosures required to be included in the Company’s SEC filings.

The charter gives the Committee the following duties and responsibilities to fulfill its purposes:

•	establishing the total compensation for the directors of the Company;

•

recommending to the Board for approval the framework of the total compensation package provided to the Chief Executive officer, reviewing and approving the goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and recommending to the Board for its approval the Chief Executive Officer’s compensation level based on this evaluation;

•

approving the total compensation package and actual compensation (including base pay adjustments, and any annual and long-term incentive payouts) paid to officers and executives of the Company, other than the Chief Executive Officer, whose compensation is disclosed in the Company’s SEC filings;

•

reviewing and approving employment agreements, severance agreements or change of control agreements and other compensatory arrangements between the Company and its executive officers, within criteria approved by the Board;

•

approving the creation, revision and termination of (i) cash-based incentive compensation plans affecting Company directors or officers and (ii) all equity-based compensation plans of the Company, including approving the performance goals and parameters thereof and making grants and awards thereunder;

•

reviewing and approving the framework and general terms of in-service benefit plans and policies that include directors or officers of the Company (other than welfare benefit plans and policies in which such persons participate merely on a pro rata basis on substantially the same terms as other employees);

•

approving, adopting, amending and terminating pension and retirement plans of the Company and performing, which may include proper delegation, related administrative matters, including (by way of illustration) the naming of fiduciaries and establishment and adherence to funding guidelines, including any Company contributions under such plans;

•	approving the parameters of overall compensation policy throughout the entire Company;

•

producing all reports on executive compensation required on behalf of the Committee or the Board, reviewing all other compensation discussion and analysis disclosure materials produced by the Company and required to be included in the Company’s public filings, and generally overseeing compliance with the compensation reporting requirements of the Securities and Exchange Commission;

•	administering all plans entitled to exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, in accordance with the requirements of such rule,

•

reviewing and approving the Company’s compensation philosophy governing all executive compensation and benefits programs, including base salary, annual and long-term incentives, employment agreements, change in control and non-change-in-control severance agreements, retirement benefits and other executive benefits and perquisites;

•

reviewing and approving the Company’s comparator compensation group used for purposes of benchmarking the compensation levels of the Chief Executive Officer, other executive officers and members of the Board;

•

reviewing market data to assess the Company’s competitive position for components of pay (including, without limitation, base salary, annual incentives, and long-term incentives) for its executive officers;

•	monitoring compliance by executives with the Company’s stock ownership guidelines;

•	evaluating the Committee’s performance at least annually and report to the Board on such evaluation;

•	reviewing and assessing the adequacy of this charter and recommending any proposed changes to the Board for approval; and

•	performing such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

The Committee regularly consults with external, independent consultants that advise the Committee on compensation issues. During 2008, the Committee engaged Hewitt Associates LLC (“Hewitt”) to provide compensation related services and advice relating to executives. Hewitt reported directly to the Committee, and the nature and scope of services rendered for 2008 by it to the Committee and on its behalf are summarized below:

•

provided guidance with respect to executive compensation, taking into account Innophos’ business strategies, pay philosophy, stockholders’ interests, prevailing market practices, and relevant legal and regulatory mandates;

•	assisted with the assessment, design and implementation of Innophos’ long-term incentive compensation program;

•	assisted in the review of terms for executive employment agreements;

•	assisted in the review of a range of welfare benefit plans and programs for comparative purposes; and

•	advised with respect to best practices related to executive compensation and Committee activities.

The Committee has the final authority to retain and terminate consultants and determines the terms and conditions of those relationships. In its engagement, Hewitt receives directions from, and consults on a regular basis with, the Committee and its members, as well as senior management. In the course of its duties, the Committee regularly discusses the full range of executive compensation matters with Hewitt without management present. Although the Committee seeks and considers the information and advice provided by its consultants, decisions by the Committee are ultimately the Company’s responsibility.

Compensation Committee Interlocks and Insider Participation

There are no relationships required to be disclosed under this section.

Compensation of Directors

Our by-laws allow directors to be paid compensation, including allowances and attendance fees, as the Board may from time to time determine. Only non-employee directors are currently eligible for such compensation, and directors who are employees of the Company receive no compensation for their service on the Board.

The objective of our director compensation programs is to enable the Company to attract and retain as directors individuals of substantial accomplishment with demonstrated leadership capabilities. Consistent with those objectives, we pay our non-employee directors compensation structured as follows:

Fee Type	Value in $	Notes
Annual Retainer Cash	35,000
Annual Retainer Stock	50,000	(Payable in shares following election at annual meeting)
Annual Lead Independent Director Fee	10,000
Annual Committee Membership:
Audit	7,500	($15,000 for chair)
Compensation	2,500	($7,500 for chair)
Nominating & Corporate Governance	2,500	($7,500 for chair)
Meeting Fee (for each Board or committee meeting)	1,500	(Board in person)
	1,000	(Committee in person)
	$500	(Any telephonic attendance)

In order to better align the interests of directors with those of the stockholders, directors elected following the initial public offering participated in our stock programs, under which the Company had issued them options at current market for a total of 5,000 shares of Common Stock for each full year of service. In October 2008, that arrangement was replaced by an annual stock retainer referred to in the table above and reflected in the table below, pursuant to which our non-employee directors receive a portion of their annual fee (the equivalent of $50,000 in fair market value at time of issue) in actual shares of Company Common Stock following their successful election or re-election at annual meetings. Directors are now subject to the Company’s Executive and Director Stock Ownership Policy adopted by the Board in 2008 and amended and restated in February 2009. Under that newly adopted policy, directors are afforded until March 2014 (or five years after first election) to achieve and maintain a level of ownership of Common Stock equal in value to five times the amount of their cash retainer. At the current level of cash retainer and an illustrative price per share of Common Stock of $15, compliance with the policy would require each director to own a minimum of 11,667 shares.

For services rendered as directors in all Board and committee capacities in 2008, we accrued for our non-employee directors the following cash compensation and made the following stock awards:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gary Cappeline	93,531	50,000	20,806	—	—	—	164,337
Linda Myrick	76,755	50,000	20,806	—	—	—	147,561
Karen Osar	87,125	50,000	11,951	—	—	—	149,076
Amado Cavazos	44,382	50,000	—	—	—	—	94,382
Stephen Zide	—	50,000	—	—	—	—	50,000

(1)	In December 2008, the first year of its new stock retainer policy, the Company issued 3,349 shares of Common Stock to each of its non-employee directors at a closing market price of $14.93. These retainer shares were immediately vested.
(2)	In April 2008, Mr. Cappeline and Ms. Myrick each were granted immediately exercisable options for 4,603 shares of Common Stock and Ms. Osar was granted immediately exercisable options for 2,644 shares of Common Stock, all with a fair market value at the time of grant of $4.52 per share. The option grants, marking the end of the annual director option grant program, were provided for services from the last preceding annual meeting or date of election to the Board, as applicable.

Each of our current directors has entered into an indemnity agreement with the Company. Under those agreements, we have agreed generally to indemnify the directors against liabilities, including advancing litigation expenses, incurred in connection with their service for our company, its subsidiaries or other entities at our request.

Other Corporate Governance Matters

The Board sets high standards for the Company’s employees, officers and directors. Implicit in sound corporate governance is a philosophy of lawful conduct and ethical behavior toward the various interests affecting or forming part of the corporate landscape. To fulfill its responsibilities and to discharge its duty, the Board of Directors follows the procedures and standards that are set forth in guidelines, codes and charters adopted by the Board. These governing principles are subject to modification from time to time as the Board deems appropriate in the best interests of the Company or as required by applicable laws and regulations.

The Company’s principal guidelines are contained in its Code of Ethics, its Code of Ethics for Senior Financial Officers and its Insider Trading Policy. In addition to these codes and policies, other rules and principles of the Company’s corporate governance are contained in the charters of its three standing committees of the Board. The Codes and Policy are available on the Company’s website (www.innophos.com) under “Investor Relations,” then “Corporate Governance,” and then “Documents and Charters.”

Policy on Communications from Security Holders and Interested Parties

Security holders and interested parties may send communications through the Corporate Secretary of the Company to (1) the Board, (2) the Committee chairs, or (3) the outside directors as a group. The Corporate Secretary will collect, organize and forward all communications, in that officer’s judgment, which are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate for consideration by the directors include personal employment matters, solicitations for products or services, and matters not relevant to the functioning of the Board, stockholder interests or the affairs of the Company.

Policy With Respect To Related Person Transactions

The Board has adopted a written policy that requires certain transactions with “related persons” to be approved or ratified by its Nominating & Corporate Governance Committee or Compensation Committee (for compensation matters within the scope of the Compensation Committee charter). For purposes of this policy, related persons include (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company, (ii) any person who is the beneficial owner of more than 5 percent of any class of the Company’s voting securities; and (iii) any “immediate family member or affiliate” of any person described in (i) or (ii). The types of transactions that are subject to this policy are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company, or any of its subsidiaries, was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest and the aggregate amount involved will or may be expected to exceed $100,000. Under the policy, certain transactions are deemed to be automatically pre-approved and do not need to be brought to the applicable Committee for individual approval. The standards applied by the applicable Committee when reviewing transactions with related persons would be expected to include (a) the benefits to the Company of the transaction; (b) the terms and conditions of the transaction and whether such terms and conditions are comparable to the terms available to an unrelated third party or to employees generally, and (c) the potential for the transaction to affect the independence or judgment of a director or executive officer of the Company.

Proposals

The Board will present to the stockholders for their consideration and approval at the Meeting the three Proposals detailed below.

Proposal 1

Election of Board Members

The Company’s certificate of incorporation and by-laws provide for the size of the Board to be determined by Board action taken from time to time. At present, the full Board has been set at seven with all the directors’ terms of office set to expire with the 2009 Annual Meeting. All the directors listed below are currently serving on the Board, all have been nominated for re-election, and all have agreed to serve if re-elected.

Gary Cappeline	Age:	59
	Director Since:	2007
	Current Committees:	Compensation (Chair) and Audit
	Biography and Other Directorships:	Mr. Cappeline is currently the Lead Independent Director. Mr. Cappeline serves as an Operating Partner of AEA Investors LLC, a private equity investment fund headquartered in New York City. Before joining AEA in 2007, Mr. Cappeline was president and chief operating officer of Ashland Inc., a diversified chemical company, to which he returned in 2002 after service as a senior executive in the chemical sectors at Englehard Corporation and Honeywell International. He also served as chemical industry partner at Bear Stearns Merchant Bank. Mr. Cappeline currently serves on the board of directors of Unifrax Corporation (a manufacturer of high temperature insulation products). Mr. Cappeline serves on the Board of Directors of Houghton, a manufacturer of metal working fluids. He previously served on the Board of Directors of Tampico, a manufacturer of fruit juice and as a board and executive committee member of the American Chemistry Council, a chemical industry trade association.

Amado Cavazos	Age:	64
	Director Since:	2008
	Current Committees:	Audit and Nominating & Corporate Governance
	Biography and Other Directorships:	Mr. Cavazos retired from Du Pont, S.A. de C.V.’s Coatings Businesses in Mexico and Central America in 2003 after holding numerous management and executive positions since 1968. From 2000 to 2003 (and from 1996 to 1997), Mr. Cavazos was Director of Coatings Businesses for Mexico and Central America. He was
		Group Director of Du Pont Mexico from 1993 to 1995 and Director of Corporate Planning from 1988 to 1993. During this time he represented Du Pont on the several Boards of Directors; Nylon de México, Tetraetilo de México, Química Fluor, and Industrias Tecnos. From 1983 to 1987, Mr. Cavazos was Group Director/General Manger for Du Pont Mexico and for three of its joint ventures, reporting directly to the Boards of Directors (Pigmentos y Productos Químicos, La Domincia, and Química Fluor). Mr. Cavazos earned a B.S. in Engineering from Virginia Polytechnic Institute and State University and an M.B.A. from Instituto Technológico y de Estudio Superiores de Monterrey.

Randolph Gress	Age:	53
	Director Since:	2004
	Current Committees:	None
	Biography and Other Directorships:	Mr. Gress is Chairman of the Board and has served as Chief Executive Officer and President and Director since 2004. Mr. Gress joined Rhodia, Inc. in 1997 and became Vice President and General Manager of the sulfuric acid business. He was named global President of Specialty Phosphates (based in the U.K.) in 2001. Prior to joining Rhodia, Mr. Gress spent fourteen years at FMC Corporation where he worked in various managerial capacities in the Chemical Products, Phosphorus Chemicals and Corporate Development groups. From 1977 to 1980, Mr. Gress worked at Ford Motor Company in various capacities within the Plastics, Paint and Vinyl Division. Mr. Gress earned a B.S. in Chemical Engineering from Princeton University and an M.B.A. from Harvard Business School.

Linda Myrick	Age:	53
	Director Since:	2006
	Current Committees:	Nominating & Corporate Governance (Chair) and Compensation
	Biography and Other Directorships:	Ms. Myrick is General Manager, Air Liquide Healthcare America Corporation (formerly Scott Medical Products, a division of Scott Specialty Gases, Inc.), or “ALHAC,” headquartered in Houston, TX. ALHAC is part of the Air Liquide Group, headquartered in Paris, France. Before joining SSG in 2004, she served as an independent member of the board of directors of Berwind Pharmaceutical Services, Inc., West Point, PA and from 2001 to 2003 held various executive management positions with Rhodia, Inc. including Vice President & General Manager, North America, Home, Personal Care & Industrial Ingredients, and, until September 2002, Vice President & General

		Manager, North America (US and Canada), Specialty Phosphates. Prior to joining Rhodia, Ms. Myrick held a number of positions in marketing, strategic planning and business management with FMC Corporation, Philadelphia, PA. Ms. Myrick earned a B.S. in Chemical Engineering from the University of Delaware and an M.B.A. from the Wharton Graduate School of the University of Pennsylvania.

Karen Osar	Age:	59
	Director Since:	2007
	Current Committees:	Audit (Chair), Compensation, and Nominating & Corporate Governance
	Biography and Other Directorships:	Ms. Osar was Executive Vice President and Chief Financial Officer of Chemtura Corporation, a $4.0 billion specialty chemicals manufacturer headquartered in Connecticut from 2004 through Chemtura’s formation in 2005 (and from 2004 was Executive Vice President of a predecessor company) until her retirement in March 2007. From 1999 through 2003, she served first as Chief Financial Officer of Westvaco Corporation and subsequent to its merger with Mead Corporation in 2002, Senior Vice President and CFO of MeadWestvaco Corporation, primarily a provider of packaging solutions and products to major branded goods manufacturers. She also held the position of Vice President and Treasurer of Tenneco, Inc., an industrial conglomerate, from 1994 to 1999. Previously she served as Managing Director, Investment Banking, at JP Morgan and Company. Ms. Osar currently serves as a director of Webster Financial Corporation, a bank holding company, since 2006 and SAPPI Ltd., a global pulp and paper company whose shares are listed on the New York Stock Exchange.

John Steitz	Age:	50
	Director Since:	2009
	Current Committees:	Compensation
	Biography and Other Directorships:	Mr. Steitz was first elected a director by the Board in February 2009. Mr. Steitz is Executive Vice President and Chief Operating Officer of Albemarle Corporation, a leading global developer, manufacturer and marketer of highly engineered specialty chemicals, including polymer additives, catalysts and fine chemicals, a position he has held since 2007, having previously served as Albemarle’s Senior Vice President, Global Business Operations. Prior to joining Albemarle in 2000, Mr. Steitz was Vice President and General Manager of Mallinckrodt Incorporated’s Pharmaceutical Chemicals Division.

Stephen Zide	Age:	49
	Director Since:	2004
	Current Committees:	None
	Biography and Other Directorships:	Mr. Zide has been a Managing Director of Bain Capital since 2001 and affiliated with the firm since 1997. From 1998 to 2000, Mr. Zide was a Managing Director of Pacific Equity Partners, a private equity firm in Sydney, Australia. Prior to joining Bain Capital, Mr. Zide was a partner at the law firm of Kirkland & Ellis LLP, where he was a founding member of the New York office and specialized in representing private equity and venture capital firms. Mr. Zide is also a director of Broder Bros., Co., HD Supply, Inc., Edcon Ltd, Keystone Automotive Operations, Inc. and Sensata Technologies B.V.

Your Board Recommends that Stockholders Vote FOR all Seven (7) Nominees Listed Above.

Proposal 2

Approval of Selection of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) has served as the independent auditor (now referred to as the independent registered public accounting firm) of the Company since its creation in 2004. We believe that their knowledge of Innophos’ business and its organization gained through their prior service is valuable. Partners and employees of PwC assigned to the Innophos engagement are periodically rotated, thus giving us the benefit of new thinking and approaches in the audit area. We expect representatives of PwC to be present at the annual meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

For the year 2008, PwC performed professional services for Innophos and its subsidiaries in connection with audits of the financial statements, audits of employee benefit plans (for plan year 2007) and tax services. PwC has also reviewed quarterly reports and other filings with the Securities and Exchange Commission.

Based on their review of the performance of PwC and discussions with that firm and as set forth in its report under “Audit Committee Report”, the Audit Committee selected PwC to serve as the Company’s independent registered public accounting firm for 2009. The stockholders are being asked to approve that selection.

Your Board recommends that Stockholders Vote to Approve the Selection of PwC as Independent Registered Public Accounting Firm for 2009

Proposal 3

Proposal to Approve 2009 Long Term Incentive Plan

Introduction

The Board recommends that stockholders approve the Innophos Holdings, Inc. 2009 Long Term Incentive Plan (the “2009 LTIP” or the “Plan”) which authorizes the issuance of up to 2,400,000 shares of Common Stock. The purpose of the 2009 LTIP is to encourage selected employees to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the Company’s ability to attract and retain exceptionally qualified individuals. It is upon these individuals, in large measure, the sustained progress, growth and profitability of the Company depend.

This section summarizes the Plan and is qualified in its entirety by the full text of the 2009 LTIP, which is included in Appendix A to this proxy statement. Capitalized terms used in this section are defined in the 2009 LTIP. If approved by stockholders, the Plan will effectively replace the Company’s 2006 Long-Term Equity Incentive Plan (the “2006 Plan” or “2006 LTIP”) and 2005 Executive Stock Option Plan (the “2005 Plan,” together with the 2006 Plan, the “Prior Plans”), which have been the Company’s principal sources of long term incentives since it began operations in 2004. As of March 18, 2009, there were 123,176 shares and 61,225 shares remaining available for issuance under the 2006 Plan and 2005 Plan, respectively, the aggregate of which the Company anticipates most likely will be awarded prior to the date of the Meeting. Also, as of March 18, 2009, the Company had outstanding grants of 1,193,577 options with a weighted average exercise price of $12.74 and weighted average remaining contractual term of 8.31 years, as well as awards of 315,180 performance shares.

The Compensation Committee (in this section, the “Committee”), a fully independent committee of the Board, will be responsible for the administration of the Plan. The 2009 LTIP has been carefully designed to enable the Company to provide equity-based compensation to attract and retain key personnel and to comply with policies used by advisory services in recommending voting action by institutional investors and other stockholders regarding new equity based compensatory plans. Based on one set of such policy guidelines in common use and applied during March 2009, for example:

(i)	the cost of the proposed 2009 LTIP as measured through what is known as “shareholder value transfer” (SVT) is less than the allowable upper limit, or “cap,” at 15.0% assigned to the Company’s industry (giving effect to the absence of so-called “liberal share counting rules” and limiting the number of so-called “full value” awards at 1.2 million, both of which features have been provided for in the 2009 LTIP);

(ii)	the 2009 LTIP, as discussed in more detail below, forbids re-pricing without stockholder approval;

(iii)	although not publicly traded for a full three years, the average of the shares granted/awarded by the Company under the Prior Plans as a percentage of the total weighted shares of Common Stock outstanding (the so-called “average burn rate”) was 1.3% compared to burn rate caps assigned to the Company’s industrial classification of 2.14% and an industry de minimis of 2.0%; and

(iv)	although not publicly traded for a full three years, the Company’s “total shareholder return” (or TSR) measured in the same manner as if the so-called “CEO pay for performance policy” were applicable, was positive for the preceding two years (at approximately 46%), while the median for the Company’s industrial classification for the preceding three years was negative (at approximately -5.3%).

The 2009 LTIP is substantially similar to the 2006 Plan with certain changes to update developments in laws and regulations over the past three years and to reflect the Company’s current status of being a more widely held public entity. The Plan allows for the granting and awarding of a wide range of incentive compensation based on the Company’s Common Stock. The Plan is intended to serve as the central vehicle of the Company’s long term incentive program for the next several years.

Certain Key Features of the Plan

•

Limitation on shares requested. The maximum number of shares as to which stock options and stock awards may be granted under the Plan is 2,400,000 shares, of which no more than 1,200,000 may be available for Awards granted in any form provided for under the Plan other than Options or stock appreciation rights (SARs). The maximum number of shares to be made available represents approximately 11.3% of our outstanding shares as of the Record Date. The 2006 Plan, which was approved by stockholders in connection with the Company’s November 2006 initial public offering, authorized the Company to award 1,000,000 shares, or approximately 4.9%, of the outstanding shares at the time of adoption.

•	Limitation on term of stock option and SAR grants. The term of each stock option and SAR will not exceed ten years.

•

Limitation on share counting. Shares surrendered for the payment of the exercise price or withholding taxes under stock options or SARs, and shares repurchased in the open market with the proceeds of an option exercise, may not again be made available for issuance under the 2009 LTIP.

•

No grant of discounted stock options or rights and no re-pricing. The 2009 LTIP provides for Grants of stock options or SARs to be made only at 100% or more of Fair Market Value of the Common Stock on the date of Grant and does not permit the re-pricing of options or SARs either by amending an existing award agreement or by substituting a new award at a lower price, except as approved by stockholders.

Description of the Plan

Eligibility. Participation in the Plan will be limited to directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee, including participants located outside the United States. Nothing in the Plan or in any Grant confers any right on a participant to continue a relationship with the Company.

Administration. The Plan will be administered by the Committee. The Committee will have the authority to establish rules and guidelines for the administration of the Plan; select the employees and other participants to whom awards are granted; determine the types of awards to be granted and the number of shares covered by such awards; set the terms and conditions of such awards; and cancel, suspend and amend awards, subject to the Plan limitations. The Committee has the sole discretion to make determinations and interpret the Plan. In order to comply with SEC rules, the Committee will not delegate to Company officers or other employees authority to grant or deal with awards for persons who file reports under Section 16 of the Securities Exchange Act of 1934 (covering officers, directors and greater than 10% stockholders of the Company). The Plan has no fund or other pool of assets, and all costs of its administration will be born by the Company.

Shares Available for Awards. Shares delivered pursuant to an Award may consist of authorized and unissued Common Stock or Common Stock held in treasury. If any Common Stock covered by an Award under the Plan is forfeited or is the subject of an Award that expires or otherwise terminates without delivery of shares, then the shares covered by the Award will again be available for Grants under the Plan. In an acquisition, any Awards made and any of the shares delivered upon the assumption of or in substitution for outstanding Grants made by the acquired company will not be counted against shares available for granting awards under the Plan. Dividend equivalents denominated in shares generally will not be awarded. Any Awards not denominated, but potentially payable, in Common Stock will be counted against the aggregate number of shares available under the Plan in such amount, and at such time, as settlement is made in Common Stock. Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the Prior Plans may only be counted once against the aggregate number of shares available for the Plan.

As noted above, Common Stock surrendered for the payment of the exercise price or withholding taxes under stock options or SARs, and shares repurchased in the open market with the proceeds of option exercises, may not again be made available for issuance under the Plan. In addition, shares that were subject to an option or stock-settled SAR and were not issued upon the net settlement or net exercise of such option or stock appreciation right will also not be made available for future issuances.

Stock Options and Stock Appreciation Rights. The Committee may award stock options in the form of Non-qualified Stock Options or Incentive Stock Options, or SARs (provided the Company’s stock is traded on an established securities market), each with a maximum term of ten years. The Committee will establish the vesting schedule for stock options and the method of payment for the exercise price, which may include cash, shares, or combinations of those or other legally sufficient consideration. Stockholder approval of the class of eligible participants under the Plan and the limits on the number of options and stock appreciation rights granted to any one participant under the Plan also is intended to satisfy the stockholder approval conditions for such awards to qualify as deductible under Section 162(m) of the Internal Revenue Code of 1986 (the “IRC” or the “Code”) as described below. The Company intends that neither any Non-qualified Stock Option nor any Incentive Stock Option be treated as a payment of deferred compensation for the purposes of Section 409A of the IRC.

Performance Awards. The Committee may grant performance awards, which may be denominated in cash, shares, other securities or other awards and payable to, or exercisable by, the participant upon the achievement of Performance Targets during performance cycles, as established by the Committee. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a performance award determined under the applicable formula by the level attained during the applicable cycle as certified by the Committee. Performance Measures, which are one or more measures of business or financial performance, as determined by the Committee, are to be used to measure the level of performance of the Company or participant during the cycles. The Plan provides, illustratively, a number of common measures that may be used, such as sales revenue, gross margin, operating margin, operating income, pre-tax profit, EBITDA, net income, expenses, the market price of the Common Stock, earnings per share, return on shareholder equity, return on capital, return on net assets, economic value added, market share, customer service, customer satisfaction, safety, and total shareholder return. As disclosed under “Compensation Discussion and Analysis” elsewhere in this Proxy Statement, all performance Awards under the Prior Plans granted through 2008 consisted of Shares subject to Performance Targets under the Performance Measure of “Return on Invested Capital (ROIC).” as approved by the Committee. Future Performance Measures and Performance Targets under the 2009 LTIP may differ materially from prior Awards. The Committee may decide to include dividends or dividend equivalents as part of a performance or other stock-based award, and may accrue dividends, with or without interest, until the Award is paid.

Restricted Stock. The Committee may award restricted stock and establish the applicable restrictions, including any limitation on voting rights or the receipt of dividends. However, unless otherwise provided by the Committee, during periods of restriction, participants will have the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock will be subject to the same restrictions as then in effect for the restricted stock. The Committee will establish the conditions, manner and timing under which restrictions may lapse. If employment is terminated during an applicable restriction period, shares of restricted stock still subject to restriction will be forfeited, except as determined otherwise by the Committee.

Limitations on Transfer and Per-Person Limitations. Awards are not transferable otherwise than by will or the laws of descent and distribution, unless determined otherwise by the Committee. Awards may not be pledged or otherwise encumbered. The number of Shares with respect to which stock options and SARs may be granted during any calendar year to an individual may not exceed 500,000 Shares, and the maximum aggregate amount awarded or credited with respect to cash-based performance awards to any one participant in any one calendar year may not exceed $5,000,000 determined as of the date of payout, subject to adjustment as described below.

Amendments. Except as otherwise provided in an Award Agreement, the Board of Directors (including by delegation to the Committee if its charter so permits), without approval of the stockholders, may amend or terminate the Plan, except that no amendment can become effective without prior approval of the stockholders of the Company if stockholder approval would be required by (a) applicable law or regulations, including if required for continued compliance (i) with the performance-based compensation exception of IRC Section 162(m) or any successor thereto, (ii) under the provisions of IRC Section 409A or any successor thereto, or (iii) under the provisions of IRC Section 422 or any successor thereto, (b) any listing requirement of the principal stock exchange on which the Common Stock is then listed, or (c) the specific terms of the Plan as initially approved by the stockholders (including, for example, the provisions requiring stockholder approval of certain re-pricing events).

Adjustments. In the event of certain corporate transaction or events affecting the Company’s stock, including, for example, a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or issuance of warrants, the Committee will make adjustments as it deems appropriate to prevent enlargement or dilution of a participant’s grants (including, without limitation, the total number of Shares available for issuance under the Plan), in the number and kind of options, SARs, Shares or other property covered by Grants previously made under the Plan, and in the exercise price of outstanding options and SARs. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, SARs, performance awards, and restricted stock that were granted under the Plan and that are outstanding on the date of the event will, on such terms as may be approved by the Committee prior to the event, be (i) assumed by the surviving or continuing corporation; or (ii) canceled in exchange for cash, securities of the acquiror or other property;

Federal Income Tax Consequences. The grant of an option or stock appreciation right having an exercise price or base amount, respectively, at or above fair market value at the time of grant will create no tax consequences for the participant or the company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.

Other awards under the Plan, including stock appreciation rights, restricted stock and performance awards, generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other property, or the time that either the risk of forfeiture or restriction on transferability lapses on the previously delivered cash, shares, or other property. Except as discussed below, the company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right, restricted stock or other award, but will not be entitled to any tax deduction relating to amounts that represent a capital gain to a participant. Thus, the company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

IRC Section 162(m) generally disallows an income tax deduction for compensation over $1.0 million paid in any year to certain executive employees of public companies. However, the $1.0 million cap does not apply to performance-based compensation, including options and other awards, which are subject to attainment of performance goals or which otherwise qualify for the performance pay exception. The company intends that options and stock appreciation rights, and, subject to stockholder approval of the performance goals described in this proxy statement, restricted stock units and contingent long-term performance awards granted under the Plan will qualify as performance-based compensation not subject to the $1 million cap under Section 162(m). A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances. The Plan has been designed to permit full deductibility of all awards under the Plan, and the company expects to satisfy the conditions for full deductibility of all awards under the Plan.

This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States.

Your Board recommends that Stockholders Vote to Approve the 2009 LTIP.

Information Regarding the Independence of the Independent Registered Public Accounting Firm

The following table shows the fees paid to PwC for professional services for 2008 and 2007:

	2008	2007
	(Dollars in thousands)
Audit (1)	$1,965	$2,405
Audit-Related (2)	103	106
Tax (3)	118	90

Total	$2,186	$2,601

(1)	Fees for professional services provided for the audit of the Company’s annual financial statements as well as reviews of quarterly reports on Form 10-Q, accounting consultations on matters addressed during the audit or interim reviews, and SEC filings and offering memoranda, including comfort letters and consents.
(2)	Fees for professional services that principally include audits of employee benefit plans.
(3)	Fees for professional services that principally include tax services.

Pre-Approval Policy

The Audit Committee (in this section, the “Committee”) has the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with PwC. In 2008 and 2007, all the above services were pre-approved by the Committee in accordance with a pre-approval policy.

Audit Committee Report

Our committee has reviewed and discussed Innophos’ audited financial statements for the year ended December 31, 2008 with Company management. We have discussed with the independent registered public accounting firm, PwC, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

We also discussed with Company management management’s assessment of Innophos’ disclosure controls and procedures as of December 31, 2008. We have received the written disclosures and the letter from PwC required by PCAOB Rule 3626 (Communications with Audit Committees Concerning Independence), and we have discussed with PwC its independence.

Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements for the Company be included in its Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Karen Osar

Gary Cappeline

Amado Cavazos

Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Program

The goal of our executive compensation program is to provide compensation and incentives that advance long term goals by attracting and retaining strong executive management talent and incenting them to increase shareholder value. In achieving our goals, we seek to be fair, reasonable and competitive to all constituencies involved. For 2008, the Company achieved record financial performance reflected in short term bonus payout levels near the full upside potential as discussed below. Our long-term compensation programs make use of traditional forms of stock incentives based on our Common Stock and ultimately depend on that security for their value. Since the Common Stock has been traded publicly for less than three years, these programs are relatively new compared to many of our peers in the industry.

In this section, we discuss our compensation policies and objectives and the programs we have established to achieve them with respect to our “Named Executives” who are listed in the Summary Compensation Table in this proxy. References to the “Committee” in this discussion mean the Board’s Compensation Committee. The Committee has primary responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy along with the other duties provided in the Committee’s charter discussed elsewhere in this proxy statement.

Compensation Philosophy and Objectives

Philosophy. Our Committee has adopted an Executive Compensation Strategy Statement that embodies our compensation philosophy. We use the following elements from the strategy to design and implement our compensation programs:

1.	Our compensation programs should pay approximately at or above the competitive labor market averages if Company performance meets or exceeds business targets.

2.	Our base pay rates will be targeted at approximately the median of selected peer group(s) in the marketplace (described below) and adjusted for experience, performance, and internal equity (i.e. the relationship of one internal position to others).

3.	Short-term (annual) incentive compensation targets also are aimed at the median of the selected peer group(s) in the marketplace. However, the design should provide significant upside potential for exceptional business and individual performance. Alternatively, if a threshold level of company or individual performance is not met, no incentives should be earned.

4.	Short-term (annual) incentive awards will be determined on the basis of Company financial performance and individual performance against pre-established objectives.

5.	At least one type of long-term compensation should be equity-based, taking the form of stock option grants, restricted stock, performance share or unit awards, or other forms keyed to our publicly traded Common Stock, so as not only to attract and motivate talent, but also to align executives’ goals as owners with those of the shareholders. The level of equity based awards will be targeted at the median of selected peer group(s) in the marketplace, and equity will be utilized in full compliance with regulatory and statutory requirements. Executives should be encouraged to retain significant value from equity awards as long-term investments to align their personal financial assets and goals with shareholder interests.

6.	The combined value of equity awards and other compensation is intended to place our total compensation at or near the median of selected peer group(s) in the marketplace, if all performance goals are met or exceeded.

7.	Conservative perquisites will be provided if they allow executives to allocate more time to the job and less to personal affairs, assist in accomplishing job responsibilities, or make up for benefits lost due to regulatory limits, particularly concerning tax-qualified plans.

8.	The range of our welfare benefits will be typical of companies in our industry, and, to limit risk and exposure, our primary retirement vehicle will be a qualified defined contribution plan integrated with a savings plan.

Objectives. We seek to employ our strategy to attain the objectives of recognizing performance of our Named Executives, aligning their interests with those of our investors, and retaining them for long service periods in a competitive environment.

Performance Recognition. Our five Named Executives have an average of over 23 years in the chemical ingredient manufacturing business, during which time they have been promoted to increasing levels of responsibility. The amount of compensation of each of the Named Executives is intended to reflect superior experience, continued high performance and a career of prior service. Key elements of compensation that depend on Named Executives’ performance include: (i) cash bonuses based on assessment of Company and individual performance against quantitative and qualitative measurements on a year-to-year basis; (ii) equity related compensation; and (iii) merit increases to base salary.

Alignment with Investors. We seek to align the interests of our Named Executives with those of our investors by evaluating executive performance on the basis of financial measurements that we believe are consistent with developing long-term shareholder value. Our view of the elements of compensation that align the interests of executives with shareholders include: (i) equity incentive compensation, which links a significant portion of compensation to shareholder value because the total value of awards corresponds to stock price appreciation and dividend rate; (ii) long–term performance award programs that focus on the growth of specified key financial measurements correlated to expectations of long-term shareholder value, but not wholly dependent on trading markets; and (iii) requirements concerning stock retention.

Retention of Service. Stock retention requirements and discretionary incentive pay based on long term financial goals are used to align management and shareholder interests and to provide an incentive for senior executives to stay with our company, thus retaining their skills and knowledge for shareholder benefit. For example, we enhance our qualified defined contribution plan by making larger contributions to participants as they near retirement age, which often correlates with longer service. In addition, other key elements of compensation that require continued service to receive maximum payment include extended vesting terms on stock options, restricted stock awards and performance share awards that generally pay out fully only if an executive participant remains with the Company for the entire performance period.

Setting Compensation

Based on the foregoing objectives, the Committee structures the Company’s executive compensation programs and implements them to motivate executives to achieve the business goals set by the Board and aligned with shareholder interests. Normally, compensation programs are determined on an annual basis, but the Committee may revise, initiate or discontinue programs at any time. From time to time, the Committee engages outside consultants to assist in making compensation related decisions. See “The Board of Directors and its Committees-Compensation Committee.”

When making compensation decisions, the Committee considers individual performance, competitiveness with the external market, and internal equity.

In 2008 a study was completed by Hewitt to evaluate competitive levels of executive base pay, short term bonus and long-term incentives. This study compared Innophos executive compensation to executive compensation in a selected group of 18 peer companies as shown below. Statistical analysis was used to adjust the compensation data to reflect the Company’s size (slightly under $1.0 billion in revenue) and structure compared to the peers. This information was used by the Committee to make base salary adjustments for named executive officers effective January 1, 2009. Pay levels for Messrs. Gress, Heyse and Farran were compared to pay provided to similarly situated executives at the following specialty chemical companies:

• Albemarle Corp	• Int’l Flavors & Fragrances	• Quaker Chemical Corp.
• Arch Chemicals Inc.	• Koppers Holdings Inc.	• Sensient Technologies Corp.
• Calgon Carbon Corp.	• Kronos Worldwide Inc.	• Sigma Aldrich Corp.
• Compass Minerals Intl. Inc	• Minerals Technologies Inc.	• Sterling Chemical Inc.
• Ferro Corp.	• Newmarket Corp.	• Tronos Inc.
• Fuller (H.B.) Co.	• OM Group Inc.	• Valhi Inc.

For Messrs. Calvarin and Gonzalez, there was insufficient role-specific data available from these companies to compare those executives’ pay. In Mr. Calvarin’s case, data came from a broad group of over 115 companies in general industry. Statistical analysis was used to adjust the compensation data to reflect the Company’s size (slightly under $1.0 billion in revenue) and structure. For Mr. Gonzalez, an executive whose duties are focused on Mexico, a group of six Mexican-based chemical industry companies and general industry companies with median revenues of $500 million for their Mexico operations was used.

In making compensation decisions, the Committee compares elements of Company compensation against the latest available data from the relevant peer groups, which are reviewed and approved by the Committee annually. A significant percentage of total compensation normally is allocated to incentives as a result of the philosophy mentioned above. In 2008, the Committee reviewed the basis for allocating between short-term and long-term incentive compensation, and, making use of information provided by Hewitt, determined the appropriate level and mix of incentive compensation and guideline levels for long term incentive grants. The Committee’s considerations regarding long-term incentives resulted in a grant to the Named Executives made in April 2008 under our 2006 Long Term Equity Incentive Plan (the “2008 LTI Grant”). The 2008 LTI Grant consisted of value granted approximately one-half in non-qualified stock options and one-half in performance shares. The proportions and composition of equity components in future grants may differ from the 2008 LTI Grant.

The Committee operates within the framework of the Company’s existing compensation plans, unless it determines that new plans are needed or changes to existing plans are required to provide the levels or types of compensation it feels are appropriate. Under the Committee’s charter in effect prior to March 2009, compensation plans focusing on the issuance of equity required Board approval for their adoption, amendment or termination. In March 2009, the Board revised the Committee’s charter to give the Committee expanded power to adopt and manage a broad range of benefit plans, including those focused on the issuance of equity. Although some enhancements were made to welfare plans affecting our executives in 2008, no new material compensatory plans were adopted last year. In March 2009, however, the 2009 Long Term Incentive Plan was adopted, subject to stockholder approval, which is being sought at the Meeting.

Role of Executive Officers in Compensation Decisions

The full Board determines compensation for the Chief Executive Officer (CEO). The Committee determines compensation for the other Named Executives and may make recommendations to the full Board with respect to CEO compensation. The CEO annually reviews for the Committee the performance of each Named Executive (other than the Chief Executive Officer whose performance is reviewed by the Committee and by the Board). That process normally includes a review by the Committee and other members of the Board of the Named Executives’ performance levels. The conclusions reached and recommendations based on these reviews, including salary adjustments and annual cash and equity award amounts, are presented to the Committee for its consideration. In addition to the services of outside consultants and counsel, the Committee regularly calls upon the Vice President, Human Resources for assistance and advice in reviewing recommendations, designing compensation plans, and generally supporting the Committee’s functions. The Committee considers these recommendations and all factors it deems relevant in making its determinations on the compensation of the Named Executives.

Coincident with the Company’s completion of the full year audited financial statements, the Committee’s goal is to take action with regard to salaries and short-term incentives by March of the following year. The Committee’s goal for long-term incentives, given the design requirements of multi-year cycles, is to act as soon as feasible after the short term incentives are determined.

2008 Executive Compensation Components

For 2008, the principal components of compensation for Named Executives were:

•	Base salary

•	Short term incentive compensation

•	Long-term equity incentive compensation

•	Retirement and other benefits

•	Perquisites and other personal benefits

Base Salary

The Company provides the Named Executives with base salary to compensate them for services rendered during the fiscal year. Base salary ranges are determined for each executive according to his or her position and responsibility, as well as the current market-competitive level for similar positions. Base salary ranges are designed so that salary opportunities for a given position will be approximately at the median for the base salary established for each position.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Increases to salaries of Named Executives are based on the Committee’s assessment of the individual’s performance taking into consideration the market competitive level of such increases. In the first quarter of 2009, the Committee reviewed the current Named Executives’ base salaries. The Hewitt study data indicated that several of the Named Executives’ base salaries were below the median of the peer group(s) in the marketplace. Therefore, base salary adjustments were made to bring those base salaries to a more competitive market position. Since Mr. Gress’ and Mr. Calvarin’s salaries were significantly below market, they were given market adjustments. Mr. Gress was granted a 25% increase effective January 1, 2009 and an additional 12.7% increase effective April 1, 2009. In his case, the adjustments represented acceleration into 2009 of the Committee’s decision taken in prior periods to bring Mr. Gress’ base salary into competitive alignment over a period of several years. With these recent adjustments, Mr. Gress’ base pay is now at approximately the median for comparable positions in the peer group. Mr. Calvarin was granted a 15% increase effective January 1, 2009. This increase moved his base compensation closer to, but still below, the market median base compensation for comparable positions in the general industry peer group. The base salaries of Mr. Heyse, Mr. Farran and Mr. Gonzalez were found to be within the competitive market ranges for comparable positions in the peer group(s) and, therefore, no adjustments were made to their base salaries.

Short Term (Annual) Incentive Compensation

This compensation component is currently embodied in the 2007 Executive, Management and Sales Incentive Plan (the “STIP”). The STIP continued to govern all short term incentive awards granted through December 31, 2008, even if not paid until 2009 or thereafter. The STIP gives the Committee the latitude to design for the Named Executives cash based, short term incentive compensation award packages to promote high performance and motivate executives to achieve certain annual corporate, regional business unit, and individual goals. The Named Executives participate in the STIP along with more than 120 other Company employees worldwide. Except as provided otherwise in individual employment agreements, participants must be employed by the Company at the time of payment of the award (normally in March of the fiscal year after the year in which it is earned).

Under the STIP, the Named Executives may receive individual, market-competitive target bonuses (defined as a percentage of base pay) that will be earned if the executives achieve target performance for applicable annual goals. The following table shows the 2008 target bonus percentages for each Named Executive:

Named Executive	Target Bonus (as a percentage of base salary)
Randolph Gress	80
Richard Heyse	50
William Farran	45
Jose Gonzalez	45
Louis Calvarin	45

Company-wide, regional business unit and individual performance goals are used to determine the level of payout of the STIP. If target performance is achieved with respect to these goals, the Named Executives will be awarded 100% of the target bonus. If threshold performance is achieved, the Named Executives will be awarded 50% of their weighted financial target bonuses and between 0 and 99% of their weighted individual target bonuses. (See below for weighting of financial and individual goals.) If maximum performance is achieved, the Named Executives will be awarded 300% of their weighted financial target bonuses and 200% of their weighted individual target bonuses. Any financial performance below threshold levels results in no payout under the program, and financial performance above maximum will not result in a total bonus payment in excess of 270%, assuming both exceptional Company and individual performance. Financial performance between threshold and target performance and target and maximum performance is interpolated to determine payout level. For individual performance, scores are interpolated between 0 and 200% with 100% being the target.

For 2008, 70% of the STIP award (the weighted financial target) for the Named Executives was based upon the Company financial goal, or “C Factor,” which was achievement of EBITDA levels (earnings before income taxes, depreciation and amortization as adjusted for unusual items) as recommended by the Committee and approved by the Board. EBITDA is not a measurement whose determination is prescribed by generally accepted accounting principles in the United States, but is widely utilized by the Company and other businesses for a variety of financial reporting and compliance purposes. STIP EBITDA goals are set for the Company globally, as well as for the United States and Canada and for Mexico. For 2008, the EBITDA target goals were set as shown the following table:

($ in millions)

EBITDA Sector	Threshold	Target	Maximum
Global	104	124	164
US and Canada	44	52	72
Mexico	60	72	92

Achievement of threshold and target performance, respectively, results in 50% and 100% payout of the “C Factor” portion of the STIP target award. Achievement of maximum performance results in a payout of 300% of the “C Factor” portion of the target STIP award (300% x 70% = 210% of the total target STIP award.)

Each Named Executive’s C Factor is determined by either the global financial result or an allocated portion of regional financial performance based upon that individual’s responsibilities. The Company financial goals used for each Named Executive vary depending on the individual’s role in the organization and ability to influence the EBITDA results. The specific goal used for each Named Executive for 2008 is shown in the following table:

Named Executive	EBITDA Goal Used to determine STIP Award
Randolph Gress	Global
Richard Heyse	Global
William Farran	Global
Jose Gonzalez	60% Mexico, 40% US & Canada
Louis Calvarin	Global

The remaining 30% of the 2008 STIP award target (the weighted individual target) is based upon achieving individual performance objectives, or “P Factors” which are specific goals within the plan participant’s area of responsibility that will influence either the C Factor results or otherwise positively affect Company performance. P Factors typically fall into one or more of five categories: (1) safety, governance, compliance; (2) strategic actions; (3) revenue, business and/or margin growth; (4) cost reduction; and (5) other. The P Factors are developed during meetings of the Company’s Leadership Team (composed principally of senior management reporting directly to the CEO) so that the individual goals are consistent with and help drive overall Company performance. The P Factors for the Leadership Team, including Named Executives (except for the CEO), are approved by the Committee in consultation with the CEO. The CEO presents to the Committee, the P Factors for the CEO position, and the Committee then reviews and recommends the CEO’s P Factors to the Board for approval. As noted, P Factor objectives are established to be consistent with and promote aspects of C Factor attainment. In establishing them, consideration is also given to values they bring to the Company (other than as directly related to C Factors) and prospects for achievement during the award period. Within that framework, the Committee seeks to have “target” levels set for P factors that are realistic and attainable, but challenging.

Achievement of target performance results in 100% payout of the “P Factor” portion of the STIP target award. Achievement below target may result in payout between 0 and 99% of the “P Factor” portion. Achievement of maximum performance results in a payout of 200% of the “P Factor” portion of the target STIP award (200% x 30% = 60% of the total target STIP award). No payment of the STIP will be made, regardless of individual performance, unless the Company achieves the minimum performance level for its global EBITDA goal. It is not our policy for the Company to pay bonuses where it has failed to meet a threshold of acceptable financial performance.

Subject to the above criteria, the calculation of a proposed STIP award can be expressed as a formula:

Base salary x Target Percentage x (weighted C Factor results + weighted P Factor results)

In the formulation of STIP awards, the CEO recommends to the Committee for its determination STIP awards to the other Named Executives. The Committee assesses the CEO’s performance and determines the STIP award for the CEO, subject to approval of the Board, as part of its role in approving the CEO’s compensation level. During 2008, the Committee comprised exclusively independent directors. The Committee excludes all management during its deliberation of the compensation matters for the CEO.

The Company achieved the following adjusted EBITDA goals as a percent of target for the 2008 C Factor:

EBITDA Sector	Performance as a Percentage of Target
Global	300%
US and Canada	300%
Mexico	300%

P Factor determinations are scored from 0 to “excellence” at 2.0, with a “target” level set at 1.0 and interpolations made for performance between the poles. Based on the scoring process pertaining to their personal objectives for 2008, Messrs. Gress, Heyse, Farran, Gonzalez and Calvarin were graded at 1.27, 1.27, 1.42, 1.13, and 1.25, respectively, for their P Factor performances under the STIP. In the case of all Named Executives generally, the P Factor scores reflected greater success in attaining their individual goals than in the prior year, a result in line with the Company’s overall markedly better performance compared to 2007. More specifically, the Named Executives’ P Factor determinations for 2008 reflected the following individual achievements:

•

In addition to Company-wide leadership, Mr. Gress’ scores reflected successful leadership of the pricing strategy that enabled the Company to achieve record profits in the face of surging raw materials costs, development of long-term raw materials strategies, upgraded safety and environmental processes and improved investor communications.

•

Mr. Heyse led the Company to Sarbanes-Oxley Section 404 certification and played major roles in facilitating a secondary public offering by the Company’s largest stockholder and keeping the investment community informed of Company business conditions and results.

•	Mr. Farran’s score reflected his leadership in achieving favorable resolution of a number of matters. These actions significantly reduced and/or eliminated certain Company liabilities.

•	Mr. Gonzalez led the negotiation of major customer contracts in Latin America and developed strategies to replace products whose demand began to soften.

•

Mr. Calvarin implemented a strategy to effectively utilize phosphoric acid supplies in a manner to capture the most value for the business and to map the Company’s manufacturing footprint to follow raw material price paradigms. He also led the implementation of new prioritized environmental incident tracking and project evaluation procedures.

Taking into account the achievement of the applicable C Factors and P Factors for 2008, awards for the Named Executives under the STIP were as follows:

Name and Position	STIP Award (in dollars)	Percentage of Base Salary
Randolph Gress	873,312	198
Richard Heyse	336,300	124
William Farran	281,333	114
Jose Gonzalez	281,377	131
Louis Calvarin	234,222	112

Long Term Incentives

As previously reported, in connection with our 2006 initial public offering of equity, or IPO, we paid one-time restricted stock bonuses to the Named Executives representing the long-term incentive award program component for that year. Prior to that time, the Named Executives’ long-term incentives had been addressed by grants of stock options under our 2005 Plan. Since November 2006, our principal tool for supporting a long-term incentive (LTI) program has been the 2006 Long Term Equity Incentive Plan. Awards to be made in 2009 to support the LTI program are expected to exhaust the supply of shares available (that is un-granted and unreserved) under our prior plans and to require additional shares to provide value consistent with our policies. Accordingly, continuation of an equity-focused LTI depends on the approval of the 2009 Long Term Incentive Plan by the shareholders at the annual Meeting.

The Named Executives each were awarded a market-competitive level of long-term incentives under the 2008 LTI program pursuant to our established long-term incentive guidelines (as discussed under “Setting Compensation”). For 2008, long-term incentive awards were granted in the form of stock options (50% of value) and “performance shares” (50% of value), a proportion that may vary by Named Executive or from year-to-year in future grants. The number of stock options granted is determined by dividing the stock option value awarded (50% of total LTI award) by the estimated grant date economic value of each option as calculated using a Black-Scholes methodology. A similar process is used to determine the number of performance shares. Performance shares are actual shares of the Company’s Common Stock which it is obligated to issue and deliver to participants if pre-established measures of Company performance are met for the multi-year performance cycle related to each award. Except as provided otherwise in employment agreements, performance shares cannot be earned, unless the participant’s employment continues through the cycle and at least the minimum goals for the entire cycle are met. The 2008 awards established a performance cycle spanning the years 2008, 2009 and 2010, with attainment based on the Company’s Return on Invested Capital or “ROIC” (as defined in and calculated under the LTI program).

Subject to the component definitions, the formula for determining the ROIC percentage for the performance cycle is a three year average of each individual full year’s ROIC calculated as follows:

Adjusted Net Income + Interest Expense
Market Capitalization + Debt + Other LT Liabilities – Cash – Working Capital – Cumulative Dividends

For the performance cycle defined in the 2008 LTI program, threshold, target, and maximum goals were set as follows:

ROIC Three Year Average Percentages

Threshold	Target	Maximum
11.96	13.01	15.37

The Named Executives entered into agreements to evidence both aspects of the LTIP awards. Under those agreements, no performance shares would be earned if performance were to fall below the threshold level. If the threshold level of performance were achieved, the Named Executives would earn 50% of the target performance share award. If maximum performance were achieved, the Named Executives would earn 200% of the target performance share award. Performance between threshold and target and between target and maximum performance would be interpolated to determine amount of performance shares earned. The ROIC basis of awards was selected and the ROIC levels were set by the Committee in 2008 in light of the facts and circumstances known about the Company’s historical, budgeted and projected business and prospects at that time. In 2008, the Company achieved record financial performance with net income of $207.2 million compared to a loss of $5.5 million in 2007. Due to this extraordinary year, the average to calculate award levels for the three year performance cycle is currently tracking to pay out at maximum. The ultimate value of the payout to each Named Executive will depend on future circumstances, such as the value of the Common Stock at time of distribution in 2011 and the extent to which the particular executive remains employed by the Company. The options granted under the 2008 LTI program will be outstanding for up to ten years from date of grant and will vest (and first become exercisable) ratably over three years on each of the succeeding anniversaries of the grant date.

The 2008 LTI Grant to the Named Executives consisted of the following:

Named Executive	LTIP Award as a Percentage of Base Salary	Number of Options	Per Share Exercise Price ($)	Number of Performance Shares (a)
Randolph Gress	100	49,000	18.38	17,000
Richard Heyse	59	18,000	18.38	6,000
William Farran	53	15,000	18.38	5,000
Jose Gonzalez	24	6,000	18.38	2,000
Louis Calvarin	48	11,000	18.38	4,000

(a)	As explained above, the number of performance shares is currently tracking to pay at 2x the number of target shares awarded shown in the table.

All awards of stock options under the LTI programs have been made, and will be made, at or above the fair market value of the underlying stock at the time of the award. Since the Common Stock is now publicly traded, options normally will be granted with an exercise price equal to the closing price of the stock on the NASDAQ Stock Market on the date of the grant. In certain limited circumstances, the Committee may grant options to an executive at an exercise price in excess of the closing price of the Company’s Common Stock on the grant date. The Committee will not grant options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date, nor will it grant options which are priced on a date other than the grant date.

By using a mix of restricted stock, stock options and performance share awards in prior years, the Company has been able to enhance shareholder value and compensate the Named Executives for activities associated with improvements to the business. Of course, these programs deliver the maximum effect only when the value of the Company’s stock increases and therefore are believed to motivate appropriate actions to deliver strong earnings and other performance in support of the stock. The programs also encourage retention through installment vesting over extended periods and by imposing forfeitures for early terminations.

The Company anticipates using the approach developed for earlier grants, that is, a combination of stock options vesting in annual installments and shares awarded based on selective Company performance over a multi-year cycle, as its principal basis for future long-term incentive awards so long as sufficient shares are made available to support such programs.

Because the Company must continue to have market competitive compensation available for its executives, a new plan authorizing additional shares to fund the equity focused LTI programs over the next few years is being submitted for shareholder approval as explained in these proxy materials. As a result, the 2009 LTI program, anticipated to be implemented in the second quarter, is expected to use the same structure as its two predecessors. The Committee has made portions of the 2009 LTI grant conditioned upon shareholder approval of the new plan. If shareholder approval is not obtained for the new plan, the Committee will be required to make a fundamental redesign of its approach to the LTI programs.

Stock Ownership Policy

Executives are now subject to the Company’s Executive and Director Stock Ownership Policy adopted by the Board in 2008 and amended and restated in February 2009. Under that newly adopted policy, executives are afforded until March 2014 (or five years after hire) to achieve and maintain a level of ownership of Common Stock equal in value to a set multiple of their annual base salary. The guidelines established the multiple for the CEO at five times base compensation, that for the Chief Financial Officer and the General Counsel at two times base compensation and the multiple for the other executives at 1 times base compensation.

Retirement and Other Benefits

The Company provides savings and retirement programs to the Named Executives. These plans are offered to remain competitive in the market and assist Named Executives in planning for their future, allowing them to better focus on Company needs.

All employees in the United States (including the Named Executives) are eligible to participate in the 401(k) Savings Plan, a tax qualified, defined contribution plan (the “DCP”) maintained by our subsidiary, Innophos, Inc. The participating US Named Executives (and all other participating US employees) receive annual retirement contributions from the employer calculated on the basis of age and eligible earnings which are deposited into a self directed, multi-vehicle investment account maintained by an independent trustee. The annual retirement feature of the DCP is non-contributory for participants, and employer contributions are fully vested for participants after three years of company service. In addition, Named Executives whose total eligible compensation exceeds the Internal Revenue Code limits in the qualified plan are entitled to participate in the non-qualified “Innophos, Inc. Retirement Savings Restoration Plan” (the “Restoration Plan”). That plan, which is operated in conjunction with a “rabbi trust,” provides a non-contributory benefit according to the same formula for eligible earnings that exceed the limits under the qualified plan (including, among others, the limitation on the amount of annual compensation for purposes of calculating eligible remuneration for a participant under a qualified retirement plan ($230,000 in 2008)). It does not duplicate benefits paid under the tax qualified plan.

The savings plan feature of the DCP is a tax-qualified retirement savings plan under which eligible participants in the US (including the Named Executives) are able to contribute up to 100% of their annual salary (or the limit prescribed by the Internal Revenue Service for a particular plan year) to the DCP on a before-tax basis. The employer matches 100% of the first 4% of pay that is contributed by the participant. Commencing

January 1, 2008, enrollment in the savings plan became automatic for newly hired employees (with “opt-out” features), and Company matching contributions, which previously had vested at the rate of 25% per year, became fully vested immediately.

All Named Executives who participated were fully vested in the DCP employer annual retirement contributions and the Company match feature of the savings plan.

The DCP is the prevalent type of retirement plan sponsored by US employers today, and we believe it is the most appropriate retirement vehicle consistent with providing substantial benefits, participant involvement and protection for the shareholders’ investment. In particular, we believe that our DCP and restoration plan are representative of programs being afforded to executives in the US by the majority of our competitors and compare favorably to others based on overall employer contribution levels and the weight given to employees with higher levels of eligible compensation and greater seniority such as our Named Executives.

Perquisites and Other Personal Benefits

We provide the Named Executives with perquisites and other personal benefits consistent with our compensation strategy under “Compensation Philosophy and Objectives.” The Committee periodically reviews the levels of perquisites and other personal benefits and expects to do so again in 2009.

All Named Executives are provided with a capped reimbursement of expenses for certain financial planning and tax preparation assistance. Mr. Gress is provided a before tax car allowance of $1,000 per month and, since his residence is in another state, a living allowance of $4,000 per month net of taxes for time worked in the Cranbury, New Jersey area. The latter benefit is paid in lieu of relocation expenses.

Mr. Gonzalez is provided with a company vehicle and driver and a club membership, as well as other benefits generally provided to employees of the Mexico operation.

Attributed costs of the personal benefits described above for the Named Executives for the fiscal year ended December 31, 2008, are included in the “All Other Compensation” column under the “Summary Compensation Table.”

Executive Employment Agreements

The Named Executives, except for Mr. Gonzalez, entered into executive employment agreements with the Company effective January 25, 2008. In the case of Messrs. Gress and Heyse, the agreements replaced prior employment agreements that had been effective during 2007 and prior periods. Messrs. Farran and Calvarin had no prior employment agreements. Mr. Gonzalez has had an employment agreement since his hire, as do all employees of the Mexico operation.

The employment agreements for the four US Named Executives were developed to provide them with current, market-competitive employment protections, furnish additional motivation, and thereby retain them in their key roles at the Company. The Committee utilized the services of its benefits consultant in developing and reviewing the terms of the agreements and relied on outside counsel to the Company in negotiating and documenting them, while the executives were separately represented. The agreements are described in more detail under the caption “Related Transactions – Employment Agreements.”

Additional details concerning the amounts payable to the Named Executives relating to severance benefits, including those in connection with a change-in-control, are included elsewhere in this Proxy Statement under the caption “Potential Payments upon Termination or Change-in-Control.”

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid to each Named Executive under the compensation programs is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation

Prior to the adoption of SFAS No. 123(R), the Company accounted for stock-based compensation expense in accordance with Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees.” Under APB No. 25, the stock based compensation was not recognized in the results of operations if the exercise price was at least equal to the market value of the common stock on the grant date. The Company will continue to account for the outstanding awards granted under the 2005 Stock Option Plan under APB No. 25 until they are settled or modified.

The Company accounted for the stock-based payments related to its 2006 restricted stock bonus and the 2007 and 2008 stock based awards and grants in accordance with the requirements of SFAS No. 123(R).

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management, and based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

Gary Cappeline

Linda Myrick

Karen Osar

John Steitz

Summary Compensation Table

The following table sets forth certain compensation information for the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated Named Executives:

Executive and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (5)	Total ($)
Randolph Gress	2008	440,053	—	551,383	149,669	873,312	—	250,226	2,264,643
Director, Chief Executive Officer & President	2007	375,000	—	305,240	36,101	397,772	—	147,970	1,262,083
	2006	375,000	788,750	73,143	31,930	321,911	—	147,499	1,738,234

Richard Heyse	2008	271,102	—	222,056	53,999	336,300	—	76,500	959,957
Vice President & Chief Financial Officer	2007	245,902	—	137,215	14,069	182,373	—	54,899	634,457
	2006	236,900	358,523	33,247	13,570	155,643	—	30,775	828,659

William Farran	2008	247,488	—	196,497	39,773	281,333	—	70,957	836,048
Vice President & General Counsel	2007	214,243	—	123,492	7,210	143,728	—	52,091	540,765
	2006	207,000	322,670	29,922	4,790	118,207	—	38,133	720,722

Jose Gonzalez (6)	2008	215,302	—	154,405	22,024	281,377	—	84,089	757,197
General Manager, Mexico	2007	213,075	—	116,911	3,013	167,861	—	89,626	590,486
	2006	206,364	308,329	28,593	—	145,129	—	116,570	804,985

Louis Calvarin	2008	210,313	—	81,063	38,843	234,222	—	58,506	622,947
Vice President, Operations	2007	192,261	—	28,878	10,403	122,102	—	85,562	439,206
	2006	185,760	71,705	6,650	6,650	107,332	—	54,380	432,477

(1)	In October 2006, we entered into bonus agreements with certain of our executives, including the Named Executives, pursuant to which they were be entitled to receive a bonus upon the successful completion of our IPO. The bonus was paid (i) 55% in cash in November 2006 (the cash bonus is shown in this column), and (ii) 45% by awarding a number of restricted shares of Common Stock calculated by dividing 45% of the bonus amount by the $12.00 IPO price. The restricted shares were unvested at issuance and subject to a vesting rate of 11.11% on each succeeding January 1, April 1, July 1, and October 1. All restricted shares from this arrangement were fully vested by January 1, 2009.

(2) Stock Awards

Executive	Award	Number of Shares Awarded (d)	Grant Date Fair Market Value	Vesting Terms	2008 Compensation Cost (e)
Randolph Gress	2008 Performance Share Award (a)	17,000	$18.38	3 year cliff vesting	551,383
	2007 Performance Share Award (b)	15,000	$13.29	3 year cliff vesting
	2006 Restricted Stock Award (c)	54,863	$12.00	11.11% each January 1, April 1, July 1, October 1 beginning January 1, 2007

Richard Heyse	2008 Performance Share Award (a)	6,000	$18.38	3 year cliff vesting	222,056
	2007 Performance Share Award (b)	5,000	$13.29	3 year cliff vesting
	2006 Restricted Stock Award (c)	24,938	$12.00	11.11% each January 1, April 1, July 1, October 1 beginning January 1, 2007

William Farran	2008 Performance Share Award (a)	5,000	$18.38	3 year cliff vesting	196,497
	2007 Performance Share Award (b)	4,500	$13.29	3 year cliff vesting
	2006 Restricted Stock Award (c)	22,444	$12.00	11.11% each January 1, April 1, July 1, October 1 beginning January 1, 2007

Jose Gonzalez	2008 Performance Share Award (a)	2,000	$18.38	3 year cliff vesting	154,405
	2007 Performance Share Award (b)	3,000	$13.29	3 year cliff vesting
	2006 Restricted Stock Award (c)	21,447	$12.00	11.11% each January 1, April 1, July 1, October 1 beginning January 1, 2007

Louis Calvarin	2008 Performance Share Award (a)	4,000	$18.38	3 year cliff vesting	81,063
	2007 Performance Share Award (b)	2,700	$13.29	3 year cliff vesting
	2006 Restricted Stock Award (c)	4,988	$12.00	11.11% each January 1, April 1, July 1, October 1 beginning January 1, 2007

(a)	In April 2008, the Company awarded performance shares which entitle the holder to receive, at the end of a three year vesting term, a number of shares of Common Stock, ranging from zero to a specified maximum, calculated using a future average return on invested capital for a performance cycle (the three year period 2008-2010 for a 2008 award) as defined solely by reference to the Company’s results. Amounts equivalent to dividends will accrue over the vesting period and are to be paid when and if the awards are paid. Executives generally forfeit performance shares upon termination of employment prior to vesting, except for specified cases where the performance share rights are retained on pro-rata basis. Performance shares automatically vest at 100% of target upon a change in control.

(b)	In October 2007, the Company awarded performance shares which entitle the holder to receive, at the end of a three year vesting term, a number of shares of Common Stock, ranging from zero to a specified maximum, calculated using a future average return on invested capital for a performance cycle (the three year period 2008-2010 for a 2007 award) as defined solely by reference to the Company’s results. Amounts equivalent to dividends will accrue over the vesting period and are to be paid when and if the awards are paid. Executives generally forfeit performance shares upon termination of employment prior to vesting, except for specified cases where the performance share rights are retained on pro-rata basis. Performance shares automatically vest at 100% of target upon a change in control.
(c)	In connection with the successful completion of the IPO in November 2006, the Company awarded 173,568 shares of restricted stock (classified as equity awards) to certain executive officers. These shares are outstanding, entitled to dividends and have voting rights. They were unvested at issuance and subject to a vesting rate of 11.11% on each succeeding January 1, April 1, July 1, and October 1. All shares were fully vested by January 1, 2009.
(d)	Represents the number of performance shares granted to the executive at target levels.
(e)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with SFAS No. 123(R). Assumptions used in the calculation of these amounts are included in footnote 11 to the Company’s Financial Statements for the year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3) Option Awards

Executive	Award	Number of Options Awarded (#)	Grant Date Fair Market Value	Exercise Price	Vesting Terms	2008 Compensation Cost (d)
Randolph Gress	2008 Stock Option Award (a)	49,000	$4.52	$18.38	33% each April 25, 2009, April 25, 2010, April 25, 2011	149,669
	2007 Stock Option Award (b)	59,000	$3.96	$15.20	33% each October 22, 2008, October 22, 2009, October 22, 2010
	2005 Stock Option Award (c)	319,127	$0.33	$2.55	20% August 13, 2005; thereafter 5% each October 1, January 1, April 1, July 1

Richard Heyse	2008 Stock Option Award (a)	18,000	$4.52	$18.38	33% each April 25, 2009, April 25, 2010, April 25, 2011	53,999
	2007 Stock Option Award (b)	20,000	$3.96	$15.20	33% each October 22, 2008, October 22, 2009, October 22, 2010
	2005 Stock Option Award (c)	135,629	$0.33	$2.55	20% August 13, 2005; thereafter 5% each October 1, January 1, April 1, July 1

William Farran	2008 Stock Option Award (a)	15,000	$4.52	$18.38	33% each April 25, 2009, April 25, 2010, April 25, 2011	39,773
	2007 Stock Option Award (b)	16,000	$3.96	$15.20	33% each October 22, 2008, October 22, 2009, October 22, 2010
	2005 Stock Option Award (c)	47,869	$0.33	$2.55	20% August 13, 2005; thereafter 5% each October 1, January 1, April 1, July 1

Jose Gonzalez	2008 Stock Option Award (a)	6,000	$4.52	$18.38	33% each April 25, 2009, April 25, 2010, April 25, 2011	22,024
	2007 Stock Option Award (b)	12,000	$3.96	$15.20	33% each October 22, 2008, October 22, 2009, October 22, 2010

Louis Calvarin	2008 Stock Option Award (a)	11,000	$4.52	$18.38	33% each April 25, 2009, April 25, 2010, April 25, 2011	38,843
	2007 Stock Option Award (b)	16,000	$3.96	$15.20	33% each October 22, 2008, October 22, 2009, October 22, 2010
	2005 Stock Option Award (c)	95,738	$0.33	$2.55	20% August 13, 2005; thereafter 5% each October 1, January 1, April 1, July 1

(a)	In April 2008, the Company granted stock options that entitle the holder to purchase, when exercisable at time of vesting, a specified number of shares of Common Stock at an exercise price per share equal to the closing market price on the date of grant.
(b)	In October 2007, the Company granted stock options that entitle the holder to purchase, when exercisable at time of vesting, a specified number of shares of Common Stock at an exercise price per share equal to the closing market price on the date of grant.
(c)	Reflects stock options granted to the Named Executives under the Company’s 2005 Plan as affected by the recapitalization and reclassification of the historical Class A common stock and the Class L common stock into the new class of Common Stock (the Company’s present class of equity security) in accordance with stock option agreements applicable to those options. The recapitalization and reclassification is further described in the Company’s Financial Statements footnote 11 for the year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.
(d)	Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS No. 123(R). Assumptions used in the calculation of this amount are included in footnote 11 to the Company’s Financial Statements for the year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The stock option grants under the 2005 Plan are accounted for in accordance with APB No. 25. Although the Company did not record compensation expense in the financial statements, it used the modified prospective transition method as required under SFAS No. 123(R) to determine the 2008 compensation costs for the Named Executives in the above schedule.

(4)	Amounts shown in the column entitled “Non-Equity Incentive Plan Compensation” represent the annual short term incentive program (i.e. STIP cash bonus) earned and accrued during 2008, but paid in December 2008 and March 2009. These awards were determined in accordance with the applicable plan as explained under “Executive Compensation-Compensation Discussion & Analysis-Short Term (Annual) Incentive Compensation.”

(5) Other compensation

Executive	Supplemental Contributions for 401(k) Savings (a)	Annual Contributions for Defined Contribution Plans	Temporary Housing Allowance (b)	Foreign Service Payments and Benefits (c)	Nonqualified Deferred Compensation (d)	Other (e)	Total Other Compensation
Randolph Gress	9,200	19,810	62,483	—	136,367	22,366	250,226
Richard Heyse	8,933	18,020	—	—	44,835	4,712	76,500
William Farran	9,200	18,981	—	—	38,535	4,241	70,957
Jose Gonzalez	—	—	—	58,516	—	25,573	84,089
Louis Calvarin	8,413	15,080	—	—	21,080	13,933	58,506

(a)	Matching contributions by the Company to each of the Named Executives pursuant to the Savings Plan.
(b)	Mr. Gress receives a temporary housing allowance of $4,000 per month net after taxes.
(c)	Foreign service payments include vacation premiums, holiday premiums and post employment benefits such as severance indemnities and death benefits.
(d)	Contributions by the Company to each of the Named Executives pursuant to the Restoration Plan.

Nonqualified Deferred Compensation

Executive	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Randolph Gress	—	136,367	(67,940)	—	221,414
Richard Heyse	—	44,835	(12,995)	—	59,563
William Farran	—	38,535	(11,864)	—	51,873
Jose Gonzalez	—	—	—	—	—
Louis Calvarin	—	21,080	(5,976)	—	27,026

(1)	The amounts included in this column are included in Other Compensation in the Summary Compensation Table.
(2)	None of these earnings are included in the Summary Compensation Table for 2008.
(3)	The portion of the Aggregate Balance as of December 31, 2008 reported in the Summary Compensation Tables appearing in our proxy statements prior to December 31, 2008 for the following Named Executives were: Mr. Gress $152,988; Mr. Heyse $27,723; Mr. Farran $25,202; and Mr. Calvarin $11,922.

(e) Other includes the following:

	Vehicle Allowances ($)	Relocation Expenses ($)	Club Memberships ($)	Dividends on Non-vested Restricted Stock ($)	Total ($)
Randolph Gress	12,000	—	—	10,366	22,366
Richard Heyse	—	—	—	4,712	4,712
William Farran	—	—	—	4,241	4,241
Jose Gonzalez	17,272	—	4,249	4,052	25,573
Louis Calvarin	—	12,991	—	942	13,933

(6)	Mr. Gonzalez’ compensation is converted from Mexican Pesos to U.S. Dollars at the average exchange rate for the applicable year.

Outstanding Equity Awards at Fiscal Year-End

Executive	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Unearned Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#) (2)	Market Value of Shares or Units That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Randolph Gress	212,572	15,956	—	2.55	April 1, 2015	—	—	—	—
	19,666	39,334	—	15.20	October 22, 2017	15,000	297,150	—	—
	—	49,000	—	18.38	April 25, 2018	17,000	336,770
						6,095	120,742	—	—

Richard Heyse	—	6,782	—	2.55	April 1, 2015	—	—	—	—
	6,667	13,333	—	15.20	October 22, 2017	5,000	99,050	—	—
	—	18,000	—	18.38	April 25, 2018	6,000	118,860
						2,771	54,894	—	—

William Farran	45,476	2,393	—	2.55	April 1, 2015	—	—	—	—
	5,333	10,667	—	15.20	October 22, 2017	4,500	89,145	—	—
	—	15,000	—	18.38	April 25, 2018	5,000	99,050
						2,494	49,406	—	—

Jose Gonzalez	—	—	—	—	April 1, 2015	—	—	—	—
	4,000	8,000	—	15.20	October 22, 2017	3,000	59,430	—	—
	—	6,000	—	18.38	April 25, 2018	2,000	39,620
						2,383	47,207	—	—

Louis Calvarin	50,951	4,787	—	2.55	April 1, 2015	—	—	—	—
	5,333	10,667	—	15.20	October 22, 2017	2,700	53,487	—	—
	—	11,000	—	18.38	April 25, 2018	4,000	79,240	—	—
						554	10,975	—	—

(1)	Reflects the recapitalization and reclassification in connection with the IPO of the historical Class A common stock and the Class L common stock into the current class of Common Stock as required under the applicable plan and option agreements. The events are further described in footnote 11 to the Company’s Financial Statements for the year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.
(2)	Reflects the target share amounts attributable to the performance shares granted in April 2008 and October 2007 and restricted shares granted in connection with the 2006 IPO.
(3)	The market value per share of Common Stock at December 31, 2008 was $19.81.

Options exercised and stock awards vested

	Option Grants (1)		Stock Awards (2)
Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Randolph Gress	30,000	424,800	24,383	513,771
Richard Heyse	32,490	560,243	11,083	233,535
William Farran	—	—	9,975	210,180
Jose Gonzalez	—	—	9,532	200,843
Louis Calvarin	—	—	2,217	46,711

(1)	Vested stock options exercised in connection with 2005 stock option grants.
(2)	Vested stock awards in connection with the 2006 IPO-related restricted stock grant.

Grants of Plan Based Awards

		EstimatedPayouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards
Executive	Grant Date	($)	Threshold (#)	Target (#) (1)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#) (2)	Exercise Price of Option Awards ($/share)	Grant Date Fair Market Value of Stock and Option Awards ($) (3)
Randolph Gress	April 25, 2008	873,312	8,500	17,000	34,000	—	49,000	18.38	533,940
Richard Heyse	April 25, 2008	336,300	3,000	6,000	12,000	—	18,000	18.38	191,640
William Farran	April 25, 2008	281,333	2,500	5,000	10,000	—	15,000	18.38	159,700
Jose Gonzalez	April 25, 2008	281,377	1,000	2,000	4,000	—	6,000	18.38	63,880
Louis Calvarin	April 25, 2008	234,222	2,000	4,000	8,000	—	11,000	18.38	123,240

(1)	The Company awarded performance shares which entitle the holder to receive, at the end of a three year vesting term, a number of shares of Common Stock, ranging from zero to a specified maximum, calculated using a future average return on invested capital for a performance cycle (the three year period 2008-2010 for a 2008 award) as defined solely by reference to the Company’s results. Amounts equivalent to dividends will accrue over the vesting period and are to be paid when and if the awards are paid. Executives generally forfeit performance shares upon termination of employment prior to vesting, except for specified cases where the performance share rights are retained on pro-rata basis. Performance shares automatically vest at 100% of target upon a change in control.
(2)	The Company granted stock options that entitle the holder to purchase, when exercisable at time of vesting, a specified number of shares of Common Stock at an exercise price per share equal to the closing market price on the date of grant. The options have a term of 10 years, vest annually in three installments or 100% upon a change in control, and upon termination are forfeited or remain exercisable for various time periods depending on the circumstances.
(3)	Grant date fair value for the performance shares is $18.38 per common share at target level and grant date fair value for the stock option grants is $4.52 per common share, respectively.

Pension Benefits

The table under this item has been omitted since the Company maintains no defined benefit or similar actuarially valued pension plan covering the Named Executives. All Named Executives in the US participate in the Company’s DCP, and all contribution amounts relating to that plan have been included under “Other Compensation” in the Summary Compensation Table. The Named Executive in Mexico does not participate in a retirement plan, but enjoys post employment benefits, including termination, seniority premiums and death benefits as prescribed by law. See the related discussion under “Compensation Discussion and Analysis.”

Potential Payments Upon Termination or Change-in-Control

Messrs. Gress, Heyse, Farran and Calvarin are eligible for severance in the event of a qualifying terminations in accordance with their employment agreements described in more detail under the caption “Executive Compensation – Compensation Discussion and Analysis – Executive Employment Agreements and Related Transactions – Employment Agreements.” Those agreements reflect terms negotiated between the Company and the Named Executives. Mr. Gonzalez is eligible for severance benefits in accordance with his employment agreement whose terms regarding that entitlement are set by Mexican federal law. All Named Executives are eligible for severance payments and acceleration of vesting of certain awards in the event of a qualified termination. The benefits for Messrs. Gress, Heyse, Farran and Calvarin, respectively, can be summarized as follows:

Termination Without Cause or For Good Reason:

•	Accrued and unpaid salary, bonuses, expenses, vacation and sick pay to termination date

•	Base Salary for 24, 18, 18 and 12 months (or applicable severance policy if greater), respectively, from termination – payable in installments

•	Amount equivalent to annual (STIP) bonus prorated for actual service in year of termination

•	Annual (STIP) bonus at “target” level that would have been earned if executive had remained employed for 24, 18, 18 and 12 months, respectively, from termination

•

Vesting of all “retention incentive awards” (including LTIP) that would have become vested during the 24, 18, 18 and 12 months, respectively, from termination if executive had remained employed and deemed full attainment of “target” levels of performance

•	Continued coverage under insurance and other welfare plans for 24, 18, 18 and 12 months, respectively, from termination

Termination Without Cause or For Good Reason in Connection with Change-in-Control:

•	Accrued and unpaid salary, bonuses, expenses, vacation and sick pay to termination date

•	Base Salary for 36, 27, 27 and 18 months (or applicable severance policy if greater), respectively, Company severance policy if greater, from termination – payable in lump sum

•	Amount equivalent to annual (STIP) bonus prorated for actual service in year of termination

•	Annual (STIP) bonus at “target” level that would have been earned if executive had remained employed for 36, 27, 27 and 18 months, respectively, from termination

•

Vesting of all “retention incentive awards” (including LTIP) that would have become vested during the 36, 27, 27 and 18 months, respectively, from termination if executive had remained employed and deemed full attainment of “target” levels of performance

•	Continued coverage under insurance and other welfare plans for 36, 27, 27 and 18 months, respectively, from termination

Termination for Cause:

•	Accrued and unpaid salary, bonuses, expenses, vacation and sick pay to termination date

Termination by Death or Disability:

•	Accrued and unpaid salary, bonuses, expenses, vacation and sick pay to termination date

•	Continued coverage for spouse and eligible dependents under insurance and other welfare plans for greater of 12 months or applicable Company plan or policy period from termination

•

Vesting of all “retention incentive awards” (including LTIP) that would have become vested during the 12 months from termination if executive had remained employed and deemed full attainment of “target” levels of performance

Termination by Retirement:

•	Accrued and unpaid salary, bonuses, expenses, vacation and sick pay to termination date

•

Pro rata entitlement to LTIP targeted performance shares for the performance cycle period up to retirement, contingent upon Company attainment of goals at end of cycle (or, in connection with Change-in-Control, at a minimum assuming that target level of performance had been achieved)

As of December 31, 2008, the Named Executives were eligible for the following severance payments (including the value of benefits delivered):

Named Executive	Termination Without Cause or for Good Reason ($)	Termination Without Cause or for Good Reason in Connection with Change- in-Control ($)
Mr. Gress*	1,584,191	2,376,287
Mr. Heyse*	609,979	914,969
Mr. Farran*	538,287	807,430
Mr. Gonzalez**	256,330	256,330
Mr. Calvarin*	381,193	457,431

*	The amounts shown in the tables are derived from applying provisions of employment agreements with the Company that became effective as of January 28, 2008 to salary and other benefits applicable to the Named Executives on December 31, 2008.
**	Mr. Gonzalez’ amounts have been computed in Mexican Pesos and translated into US Dollars at current exchange rates.

The following includes the spread value (as of December 31, 2008) of all equity for each Named Executive whose vesting will accelerate in the event of the relevant termination scenarios:

Named Executive	Retirement ($)	Death or Disability ($)	Termination Without Cause or for Good Reason ($)	Termination Without Cause or for Good Reason in Connection with Change-in- Control ($)
Mr. Gress	120,742	721,922	1,047,702	1,282,366
Mr. Heyse	—	253,154	340,089	477,358
Mr. Farran	—	185,301	232,556	349,774
Mr. Gonzalez	—	18,532	47,207	47,207
Mr. Calvarin	—	167,794	192,520	291,475

Related Transactions

Bain Capital Agreements

In connection with our organization in 2004 as a privately owned company, we entered into agreements with our largest stockholder, Bain Capital, including a Registration Rights Agreement. Members of our management, including Named Executives, also became parties to that agreement. The Registration Rights Agreement allows a majority of the holders of “Bain Registrable Securities” to cause the Company, at its expense (except for underwriting fees and discounts), to file with the SEC a number of “demand” registration statements and to participate in an unlimited number of “piggy back” registration statements under the Securities Act of 1933 covering proposed sales of securities owned by the Bain holders. Typical of agreements of this type, the Registration Rights Agreement provides a means for the holders of Bain Registrable Securities to market their stock publicly subsequent to the IPO in compliance with the securities laws and remains in effect without any fixed termination date.

In April 2008, in compliance with our obligations under the Registration Rights Agreement, we filed a registration statement with the SEC as requested by the requisite holders of the Bain Registrable Securities and incurred approximately $0.4 million of costs and fees in connection with that filing. Due to the variations in timing and circumstances under which the Registration Rights Agreement may be utilized in the future, it is not possible to estimate what its ultimate costs will be to the Company while it remains in effect.

Employment Agreements

Messrs. Gress, Heyse, Farran and Calvarin. These executives entered into executive employment agreements with the Company effective January 25, 2008. In general, the new agreements have the same overall features for each of the four Named Executives, differing as to that executive’s job description, base salary amount, relative level of target bonuses, entitlements to levels of welfare, fringe and other benefits and severance pay periods. The agreement covering Mr. Gress provides further that he is entitled to be nominated for election to the Board and, if elected by the stockholders, is to serve as a director and be named Chairman of the Board.

The agreements have initial terms of three, two, two, and one year(s) for Messrs. Gress, Heyse, Farran and Calvarin, respectively, with automatic renewal terms of one year, unless one year’s notice of non-renewal is given. They may be terminated at any time by the Company with or without “Cause” (as defined) or by the executives for “Good Reason” (as defined) according to prescribed procedures. Special provisions are also made for their termination as a result of disability or death. The agreements provide for cash severance payments in the event of non-Cause and Good Reason terminations amounting to 24, 18, 18 and 12 months of base salary (or the amount resulting from the prevailing Company severance policy if greater) for Messrs. Gress, Heyse, Farran and Calvarin, respectively, paid in installments, together with short and long term incentives paid according to pro rata formulas, the vesting of options, equity awards and other benefits, and the continuation of coverages under insurance and welfare programs for the applicable severance periods.

The agreements also contain so called “double trigger” change-in-control provisions designed to avoid distraction potentially detrimental to stockholder value and to enhance protection for the executives in the event of events affecting the Company, the future outcomes of which cannot be predicted. In the event non-Cause or Good Reason terminations of the four Named Executives’ employment occur during a period extending from six months prior to, through two years following, a “Change-in-Control” (as defined), the severance and other coverage periods are increased to 36, 27, 27 and 18 months for Messrs. Gress, Heyse, Farran and Calvarin, respectively, and payment of the severance amounts in lump sum is required. As noted above, in 2008, the Company registered for public sale under the Securities Act of 1933 shares of Common Stock held by affiliates of Bain Capital, the Company’s largest stockholders. Dispositions of stock by the holders of the Bain Registrable Securities in that instance did not result in a Change-in-Control, as defined under the employment agreements. The agreements contain terms providing the executives with “gross up” payments for taxes, interest and penalties on payments received under the agreements that are determined to be “excess parachute payments” under the

Code and, accordingly, are subject to an excise tax, subject to adjustment for additional payments or return to the Company of overpayments after tax liabilities are settled. In general, payment of amounts due under the agreements is subject to the parties’ delivering and not revoking releases.

The employment agreements for the four Named Executives also provide confidentiality, proprietary rights, non-solicitation and non-competition provisions governing the Company’s and executives’ relative rights as to those matters. To protect the Company’s business, these include non-solicitation and non-competition periods of 18 and 12 months, respectively, from date of termination. The protective covenant provisions may be enforced by the Company through equitable remedies in court, such as injunctions, in contrast to the general procedure of enforcing the agreements through arbitration.

Jose Gonzalez. Mr. Gonzalez’ contract has an issuance date of March 1, 2006 with an indefinite term that can only be affected according to Mexican federal labor law. It provides for the employee to serve as “General Director” with a stipulated gross salary (expressed in Mexican pesos per month) with taxes, social security fees and other deductions taken out according to law. The contract provides for an increasing number of vacation days determined by years of service, and it contains both a vacation premium payment and a Christmas premium payment based on “integrated salary.” Mr. Gonzalez’ hiring date for seniority purposes is set at January 16, 1993. The contract also has confidentiality provisions requiring him to keep Company information confidential, use it only for job purposes, and not to disclose it to third parties. Although not explicitly included in the contract terms, a number of additional benefits arising from Company employee benefit policies are applicable to the employee by reason of his executive position.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who own beneficially more than 10% of our Common Stock to file initial reports and reports of changes in ownership of our Common Stock with the SEC within prescribed time periods. The Company’s directors, officers and stockholders first became subject to Section 16(a) in November 2006. As a practical matter, we try to assist our officers and directors in the reporting process by monitoring transactions and providing support for their filings. To the best of our knowledge, in 2008, there were no untimely required filings under Section 16(a) of which the Company is aware, except that, on November 14, 2008, director Stephen Zide made a filing reflecting a disposition of an indirect beneficial ownership (by an affiliate of Bain Capital) of 9,762 shares of Common Stock that appeared to be late by approximately 85 days. Mr. Zide’s filing was substantially duplicative of an earlier filing by the Bain Capital affiliate that had been made on a timely basis.

Security Ownership of Certain Beneficial Owners

The following table furnishes information concerning all persons known by the Company to own beneficially five percent or more of the Company’s Common Stock:

Principal Stockholders	Common Stock Beneficially Owned at March 31, 2009 (1)
	Number of Shares	Percentage of Class
Bain Capital Investors, LLC (2) 111 Huntington Avenue Boston, MA 02199	3,488,039	16.61%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days (of March 31 2009) are deemed outstanding. Shares subject to option, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)	According to Company information and a Schedule 13G/A dated February 17, 2009 filed jointly by reporting persons consisting of (i) Bain Capital Fund VII, LLC, a Delaware limited liability company (“Fund VII LLC”), (ii) Bain Capital Fund VIII, LLC, a Delaware limited liability company (“Fund VIII LLC”), (iii) BCIP Associates III, LLC, a Delaware limited liability company (“BCIP III LLC”), (iv) BCIP T Associates III, LLC, a Delaware limited liability company (“BCIP T III LLC”), (v) BCIP Associates III-B, LLC, a Delaware limited liability company (“BCIP III-B LLC”), and (vi) BCIP T Associates III-B, LLC, a Delaware limited liability company (“BCIP T III-B LLC”), whose business address is c/o Bain Capital Investors, LLC, 111 Huntington Avenue, Boston, MA 02199, the reporting persons may be deemed to hold sole voting and investment power over the number of shares being reported (in the amounts as indicated in the schedule).

Bain Capital Investors, LLC (“BCI”) is the sole general partner of Bain Capital Partners VII, L.P. (“BCP VII”), which is the sole general partner of Bain Capital Fund VII, L.P. (“Fund VII”), which is the managing and sole member of Fund VII LLC. BCI is the sole general partner of Bain Capital Partners VIII, L.P. (“BCP VIII”), which is the sole general partner of Bain Capital Fund VII, L.P. (“Fund VIII”), which is the managing and sole member of Fund VIII LLC. BCIP Associates III, a Cayman Islands partnership (“BCIP III”) is the manager and sole member of BCIP III LLC. BCIP Trust Associates III, a Cayman Islands partnership (“BCIP Trust III”) is the manager and sole member of BCIP T III LLC. BCIP Associates III-B, a Cayman Islands partnership (“BCIP III-B”) is the manager and sole member of BCIP III-B LLC. BCIP Trust Associates III-B, a Cayman Islands partnership (“BCIP Trust III-B”) is the manager and sole member of BCIP T III-B LLC. BCI is the managing partner of each of BCIP III, BCIP Trust III, BCIP III-B, and BCIP Trust III-B.

BCI, by virtue of the relationships described above, may be deemed to beneficially own the shares held by the funds listed above. BCI disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein.

Security Ownership of Directors and Executive Officers

The following table sets forth the number of shares of Common Stock beneficially owned as of March 31, 2009 by each director and nominee, by each Named Executive, and by all directors, nominees and executive officers as a group.

	Common Stock Beneficially Owned at March 31, 2009 (1)
Name and Office	Number of Shares	Percentage of Class
Named Executive
Randolph Gress, President and CEO (2)	268,686	1.27
Louis Calvarin, Vice President-Operations (3)	66,729	*
William Farran, Vice President, General Counsel and Corporate Secretary (4)	68,335	*
José Gonzales, General Manager-Mexico (5)	10,776	*
Richard Heyse, Vice President and CFO (6)	74,915	*

Directors/Nominees:
Gary Cappeline (7)	9,568	*
Amado Cavazos	3,349	*
Linda Myrick (8)	10,760	*
Karen Osar (9)	5,993	*
John Steitz	—	*
Stephen Zide (10)	3,491,388	16.61

Directors/Nominees and Executive Officers as a group (19 Persons)	4,010,499	18.95

*	Represents less than 1%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days (of March 31 2009) are deemed outstanding. Shares subject to option, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.
(2)	Includes stock options entitling the holder to purchase 144,528 shares of common stock within 60 days after the noted date.
(3)	Includes stock options entitling the holder to purchase 64,738 shares of common stock within 60 days after the noted date.
(4)	Includes stock options entitling the holder to purchase 58,202 shares of common stock within 60 days after the noted date.
(5)	Includes stock options entitling the holder to purchase 6,000 shares of common stock within 60 days after the noted date.
(6)	Includes options entitling the holder to purchase 12,667 shares of common stock within 60 days after the noted date.
(7)	Includes stock options entitling the holder to purchase 6,219 shares of common stock within 60 days after the noted date.
(8)	Includes stock options entitling the holder to purchase 7,411 shares of common stock within 60 days after the noted date.
(9)	Includes stock options entitling the holder to purchase 2,644 shares of common stock within 60 days after the noted date.
(10)	See footnote 2 to the table under “Security Ownership of Certain Beneficial Owners.” Mr. Zide is a Managing Director of BCI and, accordingly, may be deemed to share in the voting and dispositive power of the shares owned by each of the Bain Funds. Mr. Zide disclaims beneficial ownership of those shares, except to the extent of his pecuniary interest in them.

Delivery of Proxy Materials to Households with Multiple Stockholders

If you have consented to the delivery of only one set of proxy materials to multiple Innophos stockholders who share your address, then only one set of proxy materials and only one annual report are being delivered to your household, unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy materials or the annual report to any shareholder at your address. If you wish to receive a separate copy of those items, you may call us at (609) 366-1299 or write to us in care of our Investor Relations Department at the address set forth on the Notice accompanying this Proxy Statement. Likewise, stockholders sharing an address who now receive multiple copies of the proxy materials or the annual report may request delivery of a single copy by calling us at the above number or writing to us at the above address.

Website

Our Code of Ethics, Code of Ethics for Senior Financial Officers and Insider Trading Policy, Board committee charters, annual, quarterly and other reports filed with the SEC and proxy statements are available on our website, www.innophos.com and are also available in print to any stockholder who requests them.

By referring to these documents we do not intend to incorporate the contents of the website into this document.

By Order of the Board of Directors,

William N. Farran

Corporate Secretary

April 28, 2009

APPENDIX A

INNOPHOS HOLDINGS, INC.

2009 LONG-TERM INCENTIVE PLAN

1. Purpose.

This plan shall be known as the Innophos Holdings, Inc. 2009 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Innophos Holdings, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants (“Grants”) of incentive or non-qualified stock options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, performance awards or any combination of the foregoing may be made under the Plan.

2. Definitions.

(a) “Award Agreement” means any written agreement between the Company and any person pursuant to which the Company makes any Grant under the Plan.

(b) “Board of Directors” and “Board” mean the board of directors of the Company.

(c) “Cause” shall have the meaning assigned to such term in any individual participant’s written employment arrangements with the Company or any of its Subsidiaries or, in the absence of any such written employment arrangement, “Cause” shall mean any of the following:

(i) a participant commits or is charged with a felony or other crime involving moral turpitude or commits any other act or omission involving dishonesty, disloyalty, breach of fiduciary duty, willful misconduct or fraud with respect to the Company or any of its Subsidiaries;

(ii) conduct by a participant causing the Company or any of its Subsidiaries substantial public disgrace or disrepute or substantial economic harm;

(iii) a participant’s failure to perform duties as directed by the Board or any executive officer of the Company or any of its Subsidiaries to whom such participant directly reports;

(iv) misappropriation by a participant of one or more of any of the Company’s or its Subsidiaries’ assets or business opportunities;

(v) material breach by a participant of any confidentiality, non-compete, non-solicitation agreement with the Company or any of its Subsidiaries or any arrangement dealing with the ownership or protection of the Company’s and its Subsidiaries’ proprietary rights; or

(vi) any material breach of any employment policy, code of conduct, code of ethics, or employment agreement between the Company or its Subsidiaries and such participant or any material breach of any executive stock agreement evidencing the purchase and sale of Common Stock or the grant of options, SARs, restricted stock, performance awards or any combination of the foregoing by the Company to such participant.

(d) “Change in Control” means, unless otherwise defined in any Award Agreement,

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, provided, that the acquisition of additional securities by any person or group that owns 50% or more of the voting power prior to such acquisition of additional securities shall not be a Change of Control; or

(ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets;

provided, that in any instance where a grant to a participant is treated as deferred compensation within the meaning of Section 409A of the Code, “Change in Control” shall mean only a “change in control” as defined in Section 409A(a)(2)(v) of the Code and the guidance issued thereunder.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more outside directors.

(g) “Common Stock” means the common stock, par value $0.001 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(h) “Disability” means a permanent and total disability as defined in Section 22(c)(3) of the Code or as otherwise determined by the Committee; provided that in any instance where a grant to a participant is treated as “deferred compensation” within the meaning of Section 409A of the Code, “Disability” shall have the same meaning as under Section 409A of the Code and guidance issued thereunder.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange or market on which the Common Stock is then listed for trading (including, for this purpose, the New York Stock Exchange or the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board using any reasonable method; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or to determine tax withholding.

(k) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and/or any successor thereto.

(l) “Insider” means officer, director or any other person whose transactions in stock are subject to Section 16 of the Exchange Act.

(m) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and/or any successor thereto.

(n) “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(o) “Other Securities” mean securities of the Company other than Common Stock, which may include, without limitation, debentures, unbundled stock units or components thereof, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(p) “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee; provided that in any instance where a grant to a participant is treated as “deferred compensation” within the meaning of Section 409A of the Code, “Retirement” shall be interpreted consistently with the meaning of Section 409A(a)(2)(A)(i) of the Code and guidance issued thereunder.

(q) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3. Administration.

(a) In General. The Plan shall be administered by the Committee, provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of Grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such Grants will be made, (iii) certify that the conditions and restrictions applicable to any Grant have been met, (iv) modify the terms of Grants made under the Plan in accordance with the provisions of Sections 16 and 17 hereof, (v) interpret the Plan and Grants made thereunder, (vi) make any adjustments necessary or desirable in connection with Grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, (viii) delegate to the Company’s chief executive officer the authority to make grants to employees who are not Insiders, and make such other determinations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

(b) Committee Complying with Section 162(m). While the Company is a publicly held corporation within the meaning of Section 162(m) of the Code, the Board may establish a Committee comprised entirely of “outside directors” within the meaning of Section 162(m) to approve the grant of any employee remuneration deductible for income tax purposes pursuant to Section 162(m).

(c) Administration with Respect to Insiders. With respect to participation by any Insider in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

(d) No Plan Assets. The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the obligations pursuant to any Grant made under the Plan, and rights to any payment in connection with such Grants shall be no greater than the rights of the Company’s general creditors.

(e) Terms of Grants. Without limiting the generality of any section of this Plan, but subject to the limitations of Section 9, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the Grants) for new Grants containing terms (including exercise prices) more or less favorable than the outstanding Grants.

4. Shares Available for the Plan.

Subject to adjustments as provided in Section 15, an aggregate of 2,400,000 shares of Common Stock, which represents the number of shares equal to approximately 11.4% of the number of shares of Common Stock outstanding at the effective date of the Plan (the “Shares”), may be issued pursuant to the Plan. All such shares shall be available for the grant of Incentive Stock Options, provided, however, no more than 1,200,000 shares may be issued pursuant to any Grants other than Grants of Incentive Stock Options, Non-qualified Stock Options or SARs. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any Grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, , then such unpurchased and forfeited Shares may thereafter be available for further Grants under the Plan as the Committee shall determine. The following Shares, however, may not be made available for issuance as Grants under this Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding Incentive Stock Option, Non-qualified Stock Option, or SAR, (b) Shares used to pay the exercise price or withholding taxes related to an outstanding Grant, or (c) Shares repurchased on the open market with the proceeds from the exercise of an Incentive Stock Option or Non-qualified Stock Option.

5. Participation.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any Grant thereunder shall confer any right on a participant to continue in the employ as a director or officer of, or in any other capacity or in the performance of services for, the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any Grant under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-qualified Stock Options, SARs alone or in tandem with options, restricted stock awards, performance awards or any combination thereof may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom Grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A Grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further Grant of that or any other type to such participant in that year or subsequent years.

6. Incentive and Non-qualified Options.

(a) Grants of Options. The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant

Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase or receive more than an aggregate of 500,000 shares of Common Stock. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

(b) Construction. It is the Company’s intent that options designated as Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that options designated as Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code or any successor thereto, that neither any Non-qualified Stock Option nor any Incentive Stock Option be treated as a payment of deferred compensation for the purposes of Section 409A of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(c) Price. The price per Share deliverable upon the exercise of each option (“exercise price”) shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of Grant of the option, and in the case of the Grant of any Incentive Stock Option to an employee who, at the time of the Grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of Grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(d) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) to the extent permitted by applicable law, by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture), and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, of such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, only a whole number of Shares (and not fractional Shares) may be withheld in payment. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

(e) Terms of Options; Vesting. The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the Grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(f) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the Grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(g) Termination; Forfeiture.

(i) Death or Disability. Unless otherwise provided in any Award Agreement, if a participant ceases to be a director, officer or employee of, or to perform other services for the Company and any Subsidiary due to a termination of such participant’s employment by the Company following such participant’s death or Disability, (A) all of the participant’s options that were exercisable on the date of such termination shall remain exercisable for, and shall otherwise terminate at the end of, a period of six months after the date of death or Disability, but in no event after the expiration date of the options, and (B) all of the participant’s options that were not exercisable on the date of such termination shall be forfeited immediately upon such termination; provided, however, that the Committee may determine to additionally vest such options, in whole or in part, in its discretion. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within three months after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii) Retirement. Unless otherwise provided in any Award Agreement, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options, and (B) all of the participant’s options that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options, may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iii) Discharge for Cause. Unless determined by the Committee, if a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv) Other Termination. Unless otherwise provided in any Award Agreement, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the options and (B) all of the participant’s options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(v) Change of Control. Unless otherwise provided in any Award Agreement, if there is a Change in Control of the Company or similar event, the Committee may, in its discretion, provide for the vesting of a participant’s options on such terms and conditions as it deems appropriate in such participant’s Award Agreement.

(h) No Stockholder Rights. Prior to the exercise of an option and delivery of a Share with respect to such exercise, the participant shall have no rights as a stockholder with respect to any Share covered by such option, including specifically any dividend or voting rights. Dividend equivalents shall not accrue with respect to any share subject to option.

7. Stock Appreciation Rights.

Provided that the Company’s stock is traded on an established securities market, the Committee shall have the authority to grant SARs under this Plan, subject to such terms and conditions specified in this paragraph 7 and any additional terms and conditions as the Committee may specify. No SAR may be issued unless the exercise price of the SAR may never be less than 100% of the Fair Market Value of the underlying Shares on the date of grant and the SAR does not include any feature for the deferral of compensation income other than the deferral of recognition of income until the exercise of the SAR. No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR. Prior to the exercise of the SAR and delivery of the Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights, or dividend equivalents). Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR, multiplied by the number of Shares as to which the SAR is exercised. Such distribution shall be made in cash or in Shares having a Fair Market Value equal to such amount, as specified in the Grant. All SARs will be exercised automatically on the last day prior to the expiration date of the SAR so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. The provisions of Subsections 6(e) and (g) shall apply equally to all SARs except to the extent that the Award Agreement pursuant to which such Grant is made expressly provides otherwise. No SAR shall be exercisable more than ten years from the date it is granted. It is the Company’s intent that no SAR shall be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.

8. Restricted Stock.

(a) Grants of Restricted Stock. The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each Grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the Grant.

(b) Issuance of Shares. The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within 15 days of the date of Grant, unless such Shares of restricted stock are treasury shares or an alternative exemption applies under the Delaware General Corporation Law. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

(c) Forfeiture. Unless otherwise provided in any Award Agreement, at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company. If there is a Change in Control of the Company or similar event, the Committee may, in its discretion, provide for the lapsing of restrictions on a participant’s Shares of restricted stock on such terms and conditions as it deems appropriate in such participant’s Award Agreement. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company. The provisions of Subsections 6(e) and (g) shall apply to Restricted Stock except to the extent that the Award Agreement in relation thereto expressly provides otherwise.

(d) Construction. It is the Company’s intent that Restricted Stock shall not be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.

9. Performance Awards.

(a) Grants of Performance Awards. Performance awards may be granted to participants at any time and from time to time as determined by the Committee. Subject to this Section 9, the Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant. The period over which performance is to be measured (a “performance cycle”) shall commence on the date specified by the Committee and shall end on the last day of a fiscal year specified by the Committee. A performance award shall be paid no later than the fifteenth day of the third month following the completion of a performance cycle (or following the elapsed portion of the performance cycle, in the circumstances described in Section 9(c)); provided, however, if the Committee determines that payment within the foregoing period is rendered impossible or impracticable as a result of any delay in finalizing the Company’s financial statements, then such award shall be paid no later than the date which is 60 days after the date on which the Company’s financial statements for the preceding fiscal year are certified, but in no event whatsoever later than December 31 of the year following the fiscal year in question. Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a Share. Any award that is in whole or part an Incentive Stock Option or a Non-qualified Stock Option, or an SAR, shall be subject to Sections 6 and 7, respectively. The maximum aggregate number of Shares awarded or credited with respect to stock-based performance awards to any one participant in any one calendar year may not exceed 500,000 determined as of the date of payout. The maximum aggregate amount awarded or credited with respect to cash-based performance awards to any one participant in any one calendar year may not exceed $5,000,000 determined as of the date of payout.

(b) Construction. The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. It is the Company’s intent that no performance award be treated as the payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.

(c) Status as Service Provider. A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the Committee may provide in a Grant that the participant may earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle.

(d) Terms. In granting each performance award, the Committee shall establish in writing the applicable performance period, performance award formula and one or more performance goals which, when measured at the end of the performance period, shall determine on the basis of the performance award formula the final value of the performance award to be paid to the participant. To the extent compliance with the requirements under Section 162(m) of the Code with respect to “performance-based compensation” is desired, the Committee shall establish the performance goal(s) and performance award formula applicable to each performance award no later than the earlier of (i) the date that is ninety (90) days after the commencement of the applicable performance period or (ii) the date on which 25% of the performance period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain. Once established, the performance goals and performance award formula shall not be changed during the performance period. The Company shall notify each participant granted a performance award of the terms of such award, including the performance period, performance goals(s) and performance award formula.

(e) Performance Criteria. Performance goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(i) Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a performance award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals applicable to the performance award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a performance award. Performance Measures may be one or more of the following, as determined by the Committee: (a) sales revenue; (b) gross margin; (c) operating margin; (d) operating income; (e) pre-tax profit; (f) earnings before interest, taxes and depreciation and amortization; (g) net income; (h) expenses; (i) the market price of the Stock; (j) earnings per share; (k) return on shareholder equity; (l) return on capital (including return on invested capital); (m) return on net assets; (n) economic value added; and (o) market share; (p) customer service; (q) customer satisfaction; (r) safety; (s) total shareholder return; or (t) such other measures as determined by the Committee consistent with this Section 9.

(ii) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a performance award determined under the applicable performance award formula by the level attained during the applicable performance period. A

Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

(f) Determination of Value. As soon as practicable following the completion of the performance period applicable to a performance award, the Committee shall certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the award earned by the participant and to be paid upon its settlement in accordance with the applicable performance award formula. In its discretion, the Committee may, either at the time it grants a performance award or at any time thereafter, provide for the positive or negative adjustment of the performance award formula applicable to a performance award that is not intended to constitute “qualified performance based compensation” to a “covered employee” within the meaning of Section 162(m) of the Code (a “Covered Employee”), to reflect such participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. With respect to a performance award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce (but not increase) some or all of the value of the performance award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any performance goal as and the resulting value of the performance award determined in accordance with the performance award formula. Payment of the performance award shall be made in cash, shares or a combination thereof as determined by the Committee.

10. Tax Withholding.

(a) Participant Election. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting or in connection with any performance award, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b) Company Requirement. The Company shall have the power and the right to deduct or withhold from any payment of any kind (including salary or bonus), or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.

11. Written Agreement.

Each employee to whom a Grant is made under the Plan shall enter into an Award Agreement with the Company that shall contain such provisions consistent with the provisions of the Plan, as may be approved by the Committee.

12. Transferability.

Unless the Committee determines otherwise, no option, SAR, performance award or restricted stock granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution; provided that, in the case of Shares of restricted stock granted under the Plan, such Shares of restricted stock shall be freely transferable following the time at which such restrictions shall have lapsed with respect to such Shares. Unless the Committee determines otherwise, an option, SAR or performance award may be exercised only by the optionee or grantee thereof; by his or her executor or administrator, the executor or administrator of the estate of any of the foregoing, or any person to whom the option, SAR or performance award is transferred by will or the laws of descent and distribution; or by his or her guardian or legal representative; or the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan and any Award Agreement referred to in Section 11 shall in any event continue to apply to any option, SAR, performance award or restricted stock granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such option, SAR, performance award or restricted stock shall be bound by all provisions of this Plan and any agreement referred to in Section 11 as and to the same extent as the applicable original grantee.

13. Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock Grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

14. Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15. Adjustments.

(a) Adjustment. In the event of a reorganization, recapitalization, spin-off or other extraordinary distribution, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, spin-off or other extraordinary distribution, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan to prevent enlargement or dilution of a participant’s grants (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, SARs, Shares or other property covered by Grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, SARs, performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (i) assumed by the surviving or continuing corporation; or (ii) canceled in exchange for cash, securities of the acquiror or other property; provided that, in the case of clause (iii), the payment of cash, securities or other property is not treated as a payment of “deferred compensation” under Section 409A of the Code.

(b) Cancellation. Without limitation of the foregoing, in connection with any transaction described in the last sentence of Subsection (a), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash, securities of the acquiror or other property in the Committee’s discretion.

16. Amendment and Termination of the Plan.

Except as otherwise provided in an Award Agreement, the Board of Directors, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 409A of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

17. Amendment or Substitution of Grants under the Plan.

The terms of any outstanding Grant under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate including, but not limited to, acceleration of the date of exercise of any Grant and/or payments thereunder or of the date of lapse of restrictions on Shares (but, in the case of a Grant that is or would be treated as “deferred compensation” for purposes of Section 409A of the Code, only to the extent permitted by guidance issued under Section 409A of the Code); provided that, except as otherwise provided in Section 16 or in an Award Agreement, no such amendment shall adversely affect in a material manner any right of a participant under the Grant without his or her written consent. Anything in the previous sentence to the contrary notwithstanding, the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan. The Committee may, in its discretion, permit holders of Grants under the Plan to surrender outstanding Grants in order to exercise or realize rights under other Grants, or in substitution or exchange for new Grants, or require holders of Grants to surrender outstanding Grants as a condition precedent to the receipt of new Grants under the Plan, or to receive cash, but only if such surrender, exercise, realization, substitution, exchange, Grant or receipt (i) (a) is not treated as a payment of, and does not cause a Grant to be treated as, deferred compensation for the purposes of Section 409A of the Code or (b) is permitted under guidance issued pursuant to Section 409A of the Code, and (ii) does not result in the issuance of an option or SAR with an exercise price that is less than the exercise price of any option or SAR surrendered in exchange, nor an exchange or substitution of underwater options or SARs for cash or other Grants, except to the extent such transaction is approved by the stockholders.

18. Commencement Date; Termination Date.

The date of commencement of the Plan shall be April 1, 2009, subject to approval by the stockholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on March 31, 2019. Subject to the provisions of an Award Agreement, which may be more restrictive, no termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any Grant of options or other incentives theretofore granted under the Plan.

19. Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

20. Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

21. Section 409A Compliance.

Except as otherwise provided in an Award Agreement, notwithstanding any of the foregoing provisions of the Plan, and in addition to the powers of amendment set forth in Sections 16 and 17 hereof, the provisions hereof and the provisions of any award made hereunder may be amended unilaterally by the Company from time to time to the extent necessary (and only to the extent necessary) to prevent the implementation, application or existence (as the case may be) of any such provision from (i) requiring the inclusion of any compensation deferred pursuant to the provisions of the Plan (or an award thereunder) in a participant’s gross income pursuant to Section 409A of the Code, and the regulations issued thereunder from time to time and/or (ii) inadvertently causing any award hereunder to be treated as providing for the deferral of compensation pursuant to such Code section and regulations.

INNOPHOS HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, June 2, 2009

10:00 a.m. E.D.T.

Courtyard Marriott Hotel

420 Forsgate Drive

Cranbury, New Jersey 08512

Innophos Holdings, Inc. 259 Prospect Plains Road Cranbury, New Jersey 08512	Proxy

This proxy is solicited by the Board of Directors for the Annual Meeting on June 2, 2009.

This proxy will be voted as specified by the stockholder. If no specification is made, all shares of stock covered by this proxy will be voted FOR Items 1, 2 and 3 as set forth in the Proxy Statement.

The stockholder represented herein appoints William Farran, Richard Heyse and Mark Feuerbach, or any of them, proxies with full power of substitution and re-substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of Innophos Holdings, Inc. to be held at the Courtyard Marriott Hotel, 420 Forsgate Drive, Cranbury, New Jersey 08512, on June 2, 2009, at 10:00 EDT and at any adjournment thereof, as specified in this proxy. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

Your vote is important!

Please sign and date on the reverse side of this proxy card and return promptly in the enclosed postage-paid envelope.

If you attend the meeting, you may revoke your proxy and vote in person.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (EDT) on June 1, 2009.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/iphs/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 pm. (EDT) on June 1, 2009.
•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-prepaid envelope we’ve provided or return it to Innophos Holdings, Inc. c/o Shareowner ServicesSM, P.O. Box 64873, St Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò PLEASE DETACH HERE ò

This proxy card represents all shares of Innophos Holdings, Inc. Common Stock held in the registration indicated below.
The Board of Directors recommends a Vote “FOR” Proposals 1, 2 and 3.

I. Election of Directors	01 Gary Cappeline	04 Linda Myrick	06 John Steitz	☐ For All (except as marked)
	02 Amado Cavazos	05 Karen Osar	07 Stephen M. Zide	☐ Withhold All
03 Randolph Gress

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right)

II. Ratification of the selection of independent registered public accounting firm for 2009	☐ For	☐ Against	☐ Abstain

III. Approval of the Innophos Holdings, Inc. 2009 Long Term Incentive Plan and authorization of 2,400,000 shares of Common Stock to be used as provided therein.	☐ For	☐ Against	☐ Abstain

Authorized Signatures – This section must be completed for your instructions to be executed – Date and Sign Below

Address change? Mark Box ☐ Indicate changes below	Date:

Signature(s) in Box
Please sign exactly as name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer, indicating title. Executors, administrators, trustees, etc. should so indicate when signing.